UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Materials under §240.14a-12

Black Hills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BLACK HILLS CORPORATION

Notice of 2015
Annual Meeting of Shareholders
and Proxy Statement

(This page left blank intentionally.)

BLACK HILLS CORPORATION

625 Ninth Street
Rapid City, South Dakota 57701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 28, 2015

March 19, 2015

Dear Shareholder:

You are invited to attend the annual meeting of shareholders of Black Hills Corporation to be held on Tuesday, April 28, 2015 at 9:30 a.m., local time, at the Dahl Arts Center, 713 Seventh Street, Rapid City, South Dakota. The purpose of our annual meeting is to consider and take action on the following:

1.	Election of three directors in Class III: Michael H. Madison, Linda K. Massman, and Steven R. Mills.

2.	Ratification of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2015.

3.	Adoption of an advisory, non-binding resolution to approve our executive compensation.

4.	Approval of the Black Hills Corporation 2015 Omnibus Incentive Plan.

5.	Any other business that properly comes before the annual meeting.

The enclosed proxy statement discusses these important matters to be considered at this year’s meeting. Our common shareholders of record as of March 9, 2015 can vote at the annual meeting.

Your vote is very important. You may vote your shares by telephone, by the Internet or by returning the enclosed proxy. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received. To make sure that your vote is counted if voting by mail, you should allow enough time for the postal service to deliver your proxy before the meeting.

Sincerely,
ROXANN R. BASHAM
Vice President – Governance and Corporate Secretary

(This page left blank intentionally.)

BLACK HILLS CORPORATION

625 Ninth Street
Rapid City, South Dakota 57701

PROXY STATEMENT

A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Tuesday, April 28, 2015, and at any adjournment of the annual meeting.

The enclosed form of proxy, when executed and returned, will be voted as set forth in the proxy. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

We will bear all costs of the solicitation. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, fax, or in person. We have retained Georgeson Inc. to assist us in the solicitation of proxies at an anticipated cost of $7,500, plus out-of-pocket expenses. Also, we will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy materials to the beneficial owners of stock.

This proxy statement and the accompanying form of proxy are to be first mailed on or about March 19, 2015. Our 2014 annual report to shareholders is being mailed to shareholders with this proxy statement.

VOTING RIGHTS AND PRINCIPAL HOLDERS

Only our shareholders of record at the close of business on March 9, 2015 are entitled to vote at the meeting. Our outstanding voting stock as of the record date consisted of 44,821,143 shares of our common stock.

Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of our Board of Directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING PROCESS

Who is soliciting my proxy?

The Board of Directors of Black Hills Corporation is soliciting your proxy.

Where and when is the annual meeting?

The annual meeting is at 9:30 a.m., local time, April 28, 2015 at the Dahl Arts Center, 713 Seventh Street, Rapid City, South Dakota.

What am I voting on?

You are voting on:

•	Election of three directors in Class III: Michael H. Madison, Linda K. Massman and Steven R. Mills;

•	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2015;

•	Adoption of an advisory, non-binding resolution to approve our executive compensation; and

•	Approval of the Black Hills Corporation 2015 Omnibus Incentive Plan.

Who can vote?

Holders of our common stock as of the close of business on the record date, March 9, 2015, can vote at our annual meeting. Each share of our common stock has one vote for Proposals 2, 3 and 4. Cumulative voting is permitted in the election of directors. Each share is entitled to three votes for the election of directors, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

How do I vote?

There are three ways to vote by proxy:

•	by calling the toll free telephone number on the enclosed proxy;

•	by using the Internet; or

•	by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.

If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposals.

If you do not mark any sections, your proxy card will be voted:

•	in favor of the election of the directors named in Proposal 1; and

•	in favor of Proposals 2, 3 and 4.

Who will count the vote?

Representatives of our transfer agent, Wells Fargo Bank, N.A., will count the votes and serve as judges of the election.

What constitutes a quorum?

Shareholders representing at least 50 percent of our common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What vote is needed for these proposals to be adopted?

Proposal 1 – Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the three nominees with the largest number of votes “For” will be elected as directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

We have adopted a "plurality plus" guideline for director elections. Pursuant to our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "Withheld" from his or her election than votes "For" such election must promptly tender his or her resignation to the Chairman of the Board. The Governance Committee will consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board will publicly disclose by filing with the Security and Exchange Commission ("SEC") on Form 8-K its decision and, if applicable, its rationale within 90 days after receipt of the tendered resignation.

Proposal 2 – Ratification of Auditors. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions will have no effect on such vote.

Proposal 3 – Adoption of an Advisory Non-Binding Resolution to Approve Executive Compensation. The advisory resolution to approve executive compensation (“say on pay”) is non-binding. However, our Board of Directors will consider shareholders to have approved our executive compensation if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and broker non-votes will have no effect on such vote.

Proposal 4 - Approval of the Black Hills Corporation 2015 Omnibus Incentive Plan. The 2015 Omnibus Incentive Plan will be approved if the votes cast "For" the proposal exceed the number of votes cast "Against" the proposal. Abstentions and broker non-votes will have no effect on such vote.

Is cumulative voting permitted for the election of directors?

In the election of directors, you may cumulate your vote. Cumulative voting allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are three directors to be elected at the annual meeting, you could allocate 300 “For” votes (three times 100) among as few or as many of the three nominees to be voted on at the annual meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

How will my shares be voted if they are held in a broker’s name?

If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote shares on certain matters (such as the ratification of auditors) when their customers do not provide voting instructions. However, on most other matters when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on the election of directors, the “say on pay” advisory vote and the 2015 Omnibus Incentive Plan if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

What should I do now?

You should vote your shares by telephone, by the Internet or by returning your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Who conducts the proxy solicitation and how much will it cost?

We are asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson Inc. to help us send out the proxy materials and ask for proxies. Georgeson Inc.'s fee for these services is anticipated to be $7,500, plus out-of-pocket expenses. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Can I revoke my proxy?

Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by written notice. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the meeting and vote in person.

Who should I call with questions?

If you have questions about the annual meeting, you should call Roxann R. Basham, Vice President – Governance and Corporate Secretary, at (605) 721-1700.

When are the shareholder proposals due for the 2016 annual meeting?

In order to be considered for inclusion in our proxy materials, you must submit proposals for next year’s annual meeting in writing to our Corporate Secretary at our executive offices at 625 Ninth Street, Rapid City, South Dakota 57701, on or prior to November 20, 2015.

A shareholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, must provide written notice to our Corporate Secretary in accordance with Article I, Section 9 of our Bylaws. In general, our Bylaws provide that the written notice must be delivered not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our 2015 annual meeting is scheduled for April 28, 2015. Ninety days prior to the first anniversary of this date will be January 29, 2016, and 120 days prior to the first anniversary of this date will be December 30, 2015.

Proposal 1

ELECTION OF DIRECTORS

In accordance with our Bylaws and Article VI of our Articles of Incorporation, members of our Board of Directors are elected to three classes of staggered terms consisting of three years each. At this annual meeting of our shareholders, three directors will be elected to Class III of the Board of Directors to hold office for a term of three years until our annual meeting of shareholders in 2018, and until their respective successors shall be duly elected and qualified in accordance with our Bylaws.

The Board of Directors expresses its thanks to Stephen D. Newlin and Warren L. Robinson for their service on the Board. They will resign as Board members effective at this annual meeting. Mr. Newlin served on the Board for 11 years and Mr. Robinson served on the Board for eight years.

Nominees for director at the annual meeting are Michael H. Madison, Linda K. Massman and Steven R. Mills. All nominees are presently members of our Board of Directors. Ms. Massman was appointed to the Board of Directors in January 2015 and is a nominee for election for the first time. She was identified by a third-party search firm. The proxies will vote your stock for the election of the three nominees for director, unless otherwise instructed. If, at the time of the meeting, any of such nominees are unable to serve in the capacity for which they are nominated or will not serve, events which the Board of Directors does not anticipate, it is the intention of the persons designated as proxies to vote, in their discretion, for such nominees as the Governance Committee may recommend and the Board of Directors may propose to replace those who are unable to serve.

The following information, including principal occupation or employment for the past five or more years and a summary of each individual’s experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a director in light of our current business and structure, is furnished with respect to each nominee and each of the continuing members of the Board of Directors.

The Board of Directors recommends a vote FOR the election of the following nominees:

Class III – Nominees for Election until 2018 Annual Meeting

Michael H. Madison, 66, has been a director since May 2012.

Retired. Former President and Chief Executive Officer and a Director of Cleco Corporation, a public utility holding company, from 2005 to 2011, and President and Chief Operating Officer of Cleco Power, LLC, from 2003 to 2005. He was state president, Louisiana-Arkansas with American Electric Power, from 2000 to 2003.

Mr. Madison has more than 40 years of utility industry experience in various positions of increasing responsibility including president, director, vice president of operations and engineering, vice president of engineering and production and vice president of corporate services. His knowledge of all aspects of the electric utility business, combined with his position as president and chief executive officer of a public company make him a valuable member of our Board of Directors with the necessary expertise to serve on our Audit Committee.

Linda K. Massman, 48, has been a director since January 2015.

President and Chief Executive Officer of Clearwater Paper Corporation, a premier supplier of private label tissue to major retailers and a producer of bleached paperboard, since 2013. Previously, she served as Clearwater’s President and Chief Operating Officer from 2011 to 2013 and its Chief Financial Officer from 2008 to 2011. Prior to joining Clearwater, she was Group Vice President of Finance and Corporate Planning for SUPERVALU Inc. and a business strategy consultant for Accenture. Currently Director of Clearwater Paper Corporation since 2013.

Ms. Massman has more than 25 years of experience in the fields of finance, corporate planning and business strategy. Her experience, knowledge, skills and expertise acquired as a director, chief executive officer and chief financial officer of a public company provides the in-depth business, financial and strategic acumen and diversity that strengthens our Board’s collective qualifications, skills and experiences.

Steven R. Mills, 59, has been a director of the Company since 2011.

Retired. Former Chief Financial Officer of Amyris, Inc., an integrated renewable products company, from 2012 to 2013. Served as Senior Executive Vice President, Performance and Growth of Archer Daniels Midland Company, a processor, transporter, buyer and marketer of agricultural products from 2010 to 2012, Executive Vice President and Chief Financial Officer from 2008 to 2010, and Senior Vice President Strategic Planning from 2006 to 2008.

Mr. Mills has more than 35 years of experience in the fields of accounting, corporate finance, strategic planning, and mergers and acquisitions. His extensive background in finance and accounting provides the necessary expertise to serve on our Audit Committee and provides financial and strategic acumen to strengthen our Board’s collective qualifications, skills and experience.

Class I – Directors with Terms Expiring at 2016 Annual Meeting

Jack W. Eugster, 69, has been a director of the Company since 2004.

Retired. Former Chairman, Chief Executive Officer and President of Musicland Stores, Inc., a retail music and home video company, from 1980 until his retirement in 2001. Currently Director of Graco Inc. since 2004 and Life Time Fitness, Inc. since 2009. Previously Director of Donaldson Co., Inc. from 1993 to 2012.

Mr. Eugster has been a director of several other public company and non-profit boards in addition to those identified above. He has experience as chairman and chief executive officer of a high-growth public company and other extensive experience on public company boards, including 11 years of service on the board of another regulated utility and five years of service as Non-Executive Chairman for Shopko Stores, Inc. His past experience lends special expertise relating to acquisitions, divestitures and finance. Mr. Eugster provides in-depth business, financial and strategic acumen that strengthens our Board’s collective qualifications, skills and experience and enables him to be an effective Compensation Committee Chairman.

Gary L. Pechota, 65, has been a director of the Company since 2007.

President and Chief Executive Officer of DT-TRAK Consulting, Inc., a medical billing services company, since 2007. Retired from 2005 to 2007. Former Chief of Staff of the National Indian Gaming Commission from 2003 to 2005. Previously held executive positions in the cement industry, including serving as chief executive officer of a publicly traded company, and positions in finance and accounting. Currently Director of Insteel Industries, Inc. since 1998. Previously Director of Texas Industries, Inc. from 2009 to 2012.

Mr. Pechota’s background in finance and accounting provides the necessary expertise to serve on our Audit Committee. As an enrolled member of the Rosebud Sioux Tribe, Mr. Pechota supports our Company’s interest in promoting diverse perspectives, as well as expertise relating to our business interests on tribal lands. In addition, his experience as an executive leader at several companies, his public company board experience, and his knowledge of mining and extracting minerals and the associated environmental issues strengthens our Board’s collective qualifications, skills and experiences.

Thomas J. Zeller, 67, has been a director of the Company since 1997.

Retired. Former Chief Executive Officer of RESPEC, a technical consulting and services firm with expertise in engineering, information technologies, and water and natural resources specializing in emerging environmental protection protocols, in 2011 and served as President from 1995 to 2011.

Mr. Zeller is currently Presiding Director of our Board of Directors and is a Past Chairman of our Audit Committee. His industry experience at RESPEC relates to many of our Company’s activities concerning technology, engineering and environmental matters. This expertise, in addition to his experience as an executive leader, provides valuable knowledge to our Board and strengthens its collective qualifications, skills and experiences relating to technical aspects of our Company operations and contract relationships.

Class II – Directors with Terms Expiring at 2017 Annual Meeting

David R. Emery, 52, has been a director of the Company since 2004.

Chairman, President and Chief Executive Officer of Black Hills Corporation since 2005. Formerly held various positions with Black Hills Corporation, including President and Chief Executive Officer, President and Chief Operating Officer – Retail Business Segment and Vice President – Fuel Resources. Mr. Emery has 25 years of experience with Black Hills Corporation. Prior to joining us, he served as a petroleum engineer for a large independent oil and gas company.

Mr. Emery is our only employee currently on our Board. With his many years of experience at our Company, he has a deep knowledge and understanding of each of our business units and related industries. As an enrolled member of the Cheyenne River Sioux Tribe, Mr. Emery supports our Company’s interest in promoting diverse perspectives. He has demonstrated leadership abilities serving as our Chairman, President and Chief Executive Officer since 2005. His strategic, operational and industry knowledge and expertise provide the basis for critical leadership on the Board.

Rebecca B. Roberts, 62, has been a director of the Company since 2011.

Retired. Former President of Chevron Pipe Line Company, a pipeline company transporting crude oil, refined petroleum products, liquefied petroleum gas, natural gas and chemicals within the United States, from 2006 to 2011. President of Chevron Global Power Generation from 2003 to 2006. Currently Director of Enbridge Energy Company, Inc. and Enbridge Energy Management, LLC since 2012 and MSA Safety Inc. since 2013.

Ms. Roberts has 37 years of experience in the energy industry. Her industry experience includes managing pipelines in North America and global pipeline projects; managing a portfolio of power plants in the United States, Asia and the Middle East; and work as a vice president, chemist, scientist and trader in the oil and gas sectors. She has also served on several other public company and non-profit boards in addition to those identified above. Her diversified energy industry experience and service on several public company and non-profit boards provide in-depth business and strategic acumen and diversity that strengthens our Board’s collective qualifications, skills and experiences.

John B. Vering, 65, has been a director of the Company since 2005.

Managing Director of Lone Mountain Investments, Inc., oil and gas investments, since 2002. Partner in Vering Feed Yards LLC, a privately owned agricultural company, since 2010. Served as Interim President and General Manager of Black Hills Exploration and Production, Inc., our oil and gas subsidiary, from 2010 to 2011. Previously held several executive positions in the oil and gas industry.

Mr. Vering has over 30 years of experience, including executive leadership, in the oil and gas industry. He served for 23 years with Union Pacific Resources Company in several positions, including Vice President of Canadian Operations. He has direct operating experience in oil and gas transportation, marketing, and exploration and production, important business segments for our Company. His knowledge and understanding of the trans-national oil and gas business and his executive leadership experience strengthens our Board’s collective qualifications, skills and experiences.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. Our Board of Directors has adopted corporate governance guidelines titled “Corporate Governance Guidelines of the Board of Directors,” which guide the operation of our Board and assist the Board in fulfilling its obligations to shareholders and other constituencies. The guidelines lay the foundation for the Board’s responsibilities, operations, leadership, organization and committee matters. The Governance Committee reviews the guidelines annually, and the guidelines may be amended at any time, upon recommendation by the Governance Committee and approval of the Board. These guidelines can be found in the “Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance).

Board Independence. In accordance with New York Stock Exchange rules, the Board of Directors through its Governance Committee affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards. These guidelines are contained in our Policy for Director Independence, which can be found in the “Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance). Based on these standards, the Governance Committee determined that each of the following non-employee directors is independent and has no relationship with us, except as a director and shareholder:

Jack W. Eugster	Stephen D. Newlin	Warren L. Robinson
Michael H. Madison	Gary L. Pechota	Thomas J. Zeller
Linda K. Massman	Rebecca B. Roberts	John B. Vering
Steven R. Mills

In addition, based on such standards, the Governance Committee determined that Mr. Emery is not independent because he is our Chairman, President and Chief Executive Officer (“CEO”).

Board Leadership Structure. Mr. Emery has served as our Chairman of the Board and CEO since 2005 and has been a member of our Board since 2004. Mr. Emery provides strategic, operational, and technical expertise and context for the matters considered by our Board. After considering alternative board leadership structures, our Board chose to retain the ability to balance an independent Board structure with the designation of an independent Presiding Director and to appoint as Chairman a CEO-Director with knowledge of and experience in the operations of our Company. At this time, our Board believes that having a single person serve as Chairman and CEO provides unified and responsible leadership for our Company and in conjunction with the Presiding Director provides the proper balance to ensure the Board receives the information, experience and direction it needs to effectively govern.

Our Board has and continues to value a high degree of Board independence. As a result, our corporate governance structure and practices promote a strong, independent Board and include several independent oversight mechanisms. Only independent directors serve on our Audit, Compensation and Governance Committees. Our Board believes these practices ensure that experienced and independent directors will continue to effectively oversee management and critical issues related to financial and operating plans, long-range strategic issues, enterprise risk and corporate integrity. All of our Board committees may seek legal, financial or other expert advice from a source independent of management.

Our Board annually appoints an independent Presiding Director. Thomas J. Zeller is our current Presiding Director and has served in this role since 2010. The responsibilities of Presiding Director, as provided in the Board’s Governance Guidelines, are to chair executive sessions of the independent directors and communicate the Board’s annual evaluation of the CEO. The Presiding Director, together with the independent directors, establishes the agenda for executive sessions, which are held at each regular Board meeting. The Presiding Director serves as a liaison between the independent members of the Board and the CEO and discusses, to the extent appropriate, matters raised by the independent directors in executive session. The Presiding Director also consults with the Chairman regarding meeting agendas and presides over regular meetings of the Board in the absence of the Chairman. This leadership structure provides consistent and effective oversight of our management and our Company.

Risk Oversight. Our Board oversees an enterprise approach to risk management that supports our operational and strategic objectives. The Corporate Governance Guidelines of our Board of Directors provide that the Board will review major risks facing our Company and the options for risk mitigation presented by management. Our Board delegates oversight of certain risk considerations to its committees within each of their respective areas of responsibility; however, the full Board monitors risk relating to strategic planning and execution, as well as executive succession. Financial risk oversight falls within the purview of our Audit Committee. Our Compensation Committee oversees compensation and benefit plan risks. Each committee reports to the full Board.

Our Board reviews any material changes in our key enterprise risk management ("ERM") issues with management at each quarterly Board meeting in conjunction with the presentation of quarterly financial results. In so doing, our Board seeks to ensure appropriate risk mitigation strategies are implemented by management on an ongoing basis. Operational and strategic plan presentations by management to our Board include consideration of the challenges and risks to our business. Our Board and management actively engage in discussions of these topics and utilize outside consultants as needed. Our Board oversees the assessment of our strategic plan risks as part of our strategic planning process. In addition, our Board periodically receives safety performance, environmental, legal and compliance reports.

Our Audit Committee oversees management’s strategy and performance relative to our significant financial risks. In consultation with management, the independent auditors and the internal auditors, the Audit Committee discusses our risk assessment, risk management and credit policies and reviews significant financial risk exposures along with steps management has taken to monitor, mitigate and report such exposures. At least twice a year, our Chief Risk Officer provides a Risk and Credit Report to the Audit Committee. We adopted a Credit Policy that establishes guidelines, controls and limits to manage and mitigate credit risk within established risk tolerances.

Our Compensation Committee adopted an executive compensation philosophy that provides the foundation for our executive compensation program. The executive compensation philosophy states that the executive pay program should be market-based and maintain an appropriate and competitive balance between fixed and variable pay elements, short-term and long-term compensation and cash and stock-based compensation. The Compensation Committee establishes company-specific performance goals with potential incentive payouts for our executive officers to motivate and reward performance, consistent with our long-term success. The target compensation for our senior officers is heavily weighted in favor of long-term incentives, aligning performance incentives with long-term results for our shareholders. Our Compensation Committee also sets minimum performance thresholds and maximum payouts in the incentive programs and maintains the discretion to reduce awards if excessive risk is taken. Stock ownership guidelines established for all of our officers require our executives to hold 100 percent of all shares awarded to them (net of share withholding for taxes and, in the case of cashless stock option exercises, net of the exercise price and withholding for taxes) until the established stock ownership guidelines are achieved. Our Compensation Committee also instituted “clawback” provisions in our incentive plans, which may require an executive to return incentives received, if the Compensation Committee determines, in its discretion, that the executive engaged in specified misconduct or wrongdoing or in the event of certain financial restatements.

Our management is responsible for day-to-day risk management and operates under an ERM program that addresses strategic, operational, financial and compliance risks. The ERM program includes practices to identify risks, assesses the impact and probability of occurrence, and develops action plans to prevent the occurrence or mitigate the impact of the risk. The ERM program includes regular reporting to our senior management team and includes monitoring and testing by Risk Management, Compliance and Internal Audit groups. The overall ERM program is reviewed with the Board of Directors on a regular basis.

We believe this division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company.

Director Nominees. The Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Board candidates are considered based upon various criteria, including diverse business, administrative and professional skills or experiences; an understanding of relevant industries, technologies and markets; financial literacy; independence status; the ability and willingness to contribute time and special competence to Board activities; personal integrity and independent judgment; and a commitment to enhancing shareholder value. The Governance Committee considers these and other factors as it deems appropriate, given the needs of the Board and us. Our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. The Governance Committee considers candidates for Board membership suggested by a variety of sources, including current or past Board members, the use of third-party executive search firms, members of management and shareholders. Any shareholder may make recommendations for consideration by the Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary. There are no differences in the manner by which the Committee evaluates director candidates recommended by shareholders from those recommended by other sources.

Shareholders who intend to nominate persons for election to the Board of Directors must provide timely written notice of the nomination in accordance with Article I, Section 9 of our Bylaws. Generally, our Corporate Secretary must receive the written notice at our executive offices at 625 Ninth Street, Rapid City, South Dakota, 57701, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth at a minimum the information set forth in Article I, Section 9 of our Bylaws, including the shareholder’s identity and status, contingent ownership interests, description of any agreement made with others acting in concert with respect to the nomination, specific information about the nominee and supply certain representations by the nominee to us.

Communications with the Board. Shareholders and others interested in communicating directly with the Presiding Director, with the independent directors as a group, or the Board of Directors may do so in writing to the Presiding Director, Black Hills Corporation, 625 Ninth Street, Rapid City, South Dakota, 57701.

Corporate Governance Documents. The charters of the Audit, Compensation and Governance committees, as well as the Board’s Corporate Governance Guidelines, Policy for Director Independence, Code of Business Conduct and the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and certain other persons performing similar functions can be found in the “Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance). We intend to disclose any amendments to, or waivers of the Code of Ethics on our website. Please note that none of the information contained on our website is incorporated by reference in this proxy statement.

Our Corporate Governance Guidelines include a plurality plus voting policy. Pursuant to the policy, any nominee for election as a director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation as a director to the Chairman of the Board following certification of the election results. Broker non-votes will not be deemed to be votes “For” or “Withheld” from a director’s election for purposes of the policy. The Governance Committee (without the participation of the affected director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take the appropriate action on each tendered resignation, taking into account the Governance Committee’s recommendation. The Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate, including the reasons why the Committee believes shareholders “Withheld” votes for election from such director and any other circumstances surrounding the “Withheld” votes, any alternatives for curing the underlying cause of the “Withheld” votes, the qualifications of the tendering director, his or her past and expected future contributions to us and the Board, and the overall composition of the Board, including whether accepting the resignation would cause us to fail to meet any applicable SEC or NYSE requirements. The Board will publicly disclose by filing with the SEC on Form 8-K its decision and, if applicable, its rationale within 90 days after receipt of the tendered resignation.

Certain Relationships and Related Party Transactions. We recognize related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of us and our shareholders. Accordingly, as a general matter, it is our preference to avoid related party transactions. Nevertheless, we recognize that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of us and our shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, our Board of Directors has adopted a policy for the review of related party transactions. This policy requires directors and officers to promptly report to our Vice President – Governance all proposed or existing transactions in which the Company and they, or persons related to them, are parties or participants. Our Vice President – Governance presents to our Governance Committee those transactions that may require disclosure pursuant to Item 404 of Regulation S-K (typically, those transactions that exceed $120,000). Our Governance Committee reviews the material facts presented and either approves or disapproves entry into the transaction. In reviewing the transaction, the Governance Committee considers the following factors, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of our records and copies of reports on Form 3, 4 and 5 furnished to us, we believe that during and with respect to 2014, all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors

Our directors review and approve our strategic plan and oversee our management. Our Board of Directors held four in-person meetings and two telephonic meetings during 2014. Each regularly scheduled meeting of the Board includes an executive session of only independent directors. We encourage our directors to attend the annual shareholders’ meeting. During 2014, every director attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the director served and all directors attended the 2014 annual meeting of shareholders.

Committees of the Board

Our Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Governance Committee. In accordance with the NYSE listing standards and our Corporate Governance Guidelines, the Audit, Compensation and Governance Committees are comprised solely of independent directors. Each committee operates under a charter, which is available on our website at www.blackhillscorp.com/investor-relations/corporate-governance and is also available in print to any shareholder who requests it. In addition, our Board creates special committees from time to time for specific purposes.

Members of the Committees are designated by our Board upon recommendation of the Governance Committee. The table below shows current membership for each of the Board committees.

Audit Committee	Compensation Committee	Governance Committee
Michael H. Madison	Jack W. Eugster*	Jack W. Eugster
Steven R. Mills	Linda K. Massman	Stephen D. Newlin*
Gary L. Pechota	Stephen D. Newlin	Gary L. Pechota
Warren L. Robinson*	Rebecca B. Roberts	Rebecca B. Roberts
John B. Vering	Thomas J. Zeller	Thomas J. Zeller
_______________________

*	Committee Chairperson

Audit Committee. The Audit Committee held three in-person meetings and four telephonic meetings in 2014. The Audit Committee’s responsibilities, discussed in detail in its charter include, among other duties, the responsibility to:

•	assist the Board in fulfilling its oversight responsibility to our shareholders relating to the quality and integrity of our accounting, auditing and financial reporting practices;

•	oversee the integrity of our financial statements, financial reporting process, systems of internal controls and disclosure controls regarding finance, accounting and legal compliance;

•	review areas of potential significant financial risk to us;

•	review consolidated financial statements and disclosures;

•	appoint an independent registered public accounting firm for ratification by our shareholders;

•	monitor the independence and performance of our independent registered public accountants and internal auditing department;

•	pre-approve all audit and non-audit services provided by our independent registered public accountants;

•	review the scope and results of the annual audit, including reports and recommendations of our independent registered public accountants;

•
review the internal audit plan, results of internal audit work and our process for monitoring compliance with our Code of Conduct and other policies and practices established to ensure compliance with legal and regulatory requirements; and

•	periodically meet, in private sessions, with our internal audit group, Chief Financial Officer, Chief Compliance Officer, other management, and our independent registered public accounting firm.

In accordance with the rules of the NYSE, all of the members of the Audit Committee are financially literate. In addition, the Board determined that all of the members of the Audit Committee, Messrs. Madison, Mills, Pechota, Robinson and Vering, have the requisite attributes of an “audit committee financial expert” as provided in regulations promulgated by the SEC, and that such attributes were acquired through relevant education and/or experience.

Compensation Committee. The Compensation Committee held three in-person meetings and one telephonic meeting in 2014. All members of the Compensation Committee are independent directors as defined under NYSE listing standards and SEC rules. The Compensation Committee’s responsibilities, discussed in detail in its charter include, among other duties, the responsibility to:

•	discharge the Board of Directors’ responsibilities related to executive and director compensation philosophy, policies and programs;

•	perform functions required of directors in the administration of all federal and state laws and regulations pertaining to executive employment and compensation;

•	consider and recommend for approval by the Board all executive compensation programs including executive benefit programs and stock ownership plans; and

•	promote an executive compensation program that supports the overall objective of enhancing shareholder value.

The Compensation Committee has authority under its charter to retain and terminate compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee has sole authority to approve related fees and retention terms and may delegate any of its responsibilities to subcommittees as the Committee may deem appropriate. In addition, pursuant to SEC rules and NYSE listing standards regarding the independence of compensation committee advisors, the Committee has the responsibility to consider the independence of any compensation advisor before engaging the advisor.

The Committee engaged Towers Watson, an independent consulting firm, to conduct an annual review of our 2014 total compensation program for executive officers and directors. The Committee reviewed the independence of Towers Watson and the individual representative of Towers Watson who serves as a consultant to the Committee, in accordance with the SEC and NYSE requirements and the specific factors that the requirements cite. The Compensation Committee concluded that Towers Watson is independent and Towers Watson's performance of services raises no conflict of interest. The Committee's conclusion was based in part on a report that Towers Watson provided to the Committee intended to reveal any potential conflicts of interest and a schedule provided by management of the type and amount of non-executive compensation services provided by Towers Watson to the Company. During 2014, management also purchased other services from Towers Watson. The cost of these services was less than $15,000.

The Committee annually evaluates the CEO’s performance against Board established goals and objectives, with input from the other independent directors. Based upon the Committee’s evaluation and recommendation, the independent directors of the Board set the CEO’s annual compensation, including salary, bonus, incentive and equity compensation.

The CEO annually reviews the performance of each of our executive officers and presents a summary of his evaluations to the Committee. Based upon these performance reviews, market analysis conducted by the compensation consultant and discussions with our Sr. Vice President, Chief Human Resources Officer, the CEO recommends the compensation of the executive officers to the Committee. The Committee may exercise its discretion in modifying any of the recommended compensation and award levels in its review and approval process.

More information describing the Compensation Committee’s processes and procedures for considering and determining executive compensation, including the role of our CEO and consultants in determining or recommending the amount or form of executive compensation, is included in the Compensation Discussion and Analysis.

In setting non-employee director compensation, the Compensation Committee recommends the form and amount of compensation to the Board of Directors, which makes the final determination. In considering and recommending the compensation of non-employee directors, the Compensation Committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. In the review of director compensation for 2014, the Compensation Committee retained Towers Watson to provide market information on non-employee director compensation, including compensation structure, annual board and committee retainers, committee chairperson fees and stock-based compensation.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is comprised entirely of independent directors. In addition, none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or on our Compensation Committee.

Governance Committee. The Governance Committee held four in-person meetings and one telephonic meeting in 2014. The Governance Committee’s responsibilities, discussed in detail in its charter include, among other duties, the responsibility to:

•	assess the size of the Board and membership needs and qualifications for Board membership;

•	identify and recommend prospective directors to the Board to fill vacancies;

•	review and evaluate director nominations submitted by shareholders, including reviewing the qualifications and independence of shareholder nominees;

•	consider and recommend existing Board members to be renominated at our annual meeting of shareholders;

•
consider the resignation of an incumbent director who makes a principal occupation change (including retirement) or who receives a greater number of votes "Withheld" than votes "For" in an uncontested election of directors and recommend to the Board whether to accept or reject the resignation;

•	establish and review guidelines for corporate governance;

•	recommend to the Board for approval committee membership and the chairpersons of the committees;

•	recommend to the Board for approval an independent director to serve as a Presiding Director;

•	review the independence of each director and director nominee;

•	administer an annual evaluation of the performance of the Board and facilitate an annual assessment of each committee; and

•	ensure that the Board oversees the evaluation and succession planning of management.

DIRECTOR COMPENSATION

Director Fees

In 2014, our non-employee director compensation was as follows:

•	Board cash retainer of $60,000;

•	common stock equivalents equal to $75,000 per year;

•	dividend equivalents on the common stock equivalents equal to the same dividend rate our shareholders receive;

•	committee member cash retainers of $10,000 for Audit Committee members and $7,500 for Compensation and Governance Committee members;

•	committee chair cash retainers of $12,500 for Audit Committee Chair, $10,000 for Compensation Committee Chair and $7,500 for Governance Committee Chair; and

•	Presiding Director cash retainer of $18,500.

Effective January 1, 2015, our non-employee director compensation is as follows:

•	Board cash retainer of $65,000;

•	common stock equivalents equal to $80,000 per year;

•	dividend equivalents on the common stock equivalents equal to the same dividend rate our shareholders receive;

•	committee member cash retainers of $10,000 for Audit Committee members and $7,500 for Compensation and Governance Committee members;

•	committee chair cash retainers of $12,500 for Audit Committee Chair, $10,000 for Compensation Committee Chair and $7,500 for Governance Committee Chair; and

•	Presiding Director cash retainer of $20,000.

Director Compensation for 2014 and Common Stock Equivalents Outstanding as of December 31, 2014(1)

Name(2)	Fees Earned or Paid in Cash	Stock Awards(3)	Total	Number of Common Stock Equivalents Outstanding at December 31, 2014(4)
Jack W. Eugster	$85,000	$75,000	$160,000	17,826
Michael H. Madison	$70,000	$75,000	$145,000	3,960
Steven R. Mills	$70,000	$75,000	$145,000	5,151
Stephen D. Newlin	$82,500	$75,000	$157,500	18,082
Gary L. Pechota	$77,500	$75,000	$152,500	14,757
Rebecca B. Roberts	$75,000	$75,000	$150,000	6,050
Warren L. Robinson	$82,500	$75,000	$157,500	14,961
John B. Vering	$60,000	$75,000	$135,000	17,083
Thomas J. Zeller	$93,500	$75,000	$168,500	21,635
_____________________

(1)
Our directors did not receive any stock option awards, non-equity incentive plan compensation, pension benefits or perquisites in 2014 and did not have any stock options outstanding at December 31, 2014.

(2)
Mr. Emery, our CEO, is not included in this table because he is our employee and thus receives no compensation for his services as a director. Mr. Emery’s compensation received as an employee is shown in the Summary Compensation Table for our Named Executive Officers.

(3)
Each non-employee director received a quarterly award of common stock equivalents with a grant date fair value of $18,750 per quarter or $75,000 a year. The grant date fair value of a common stock equivalent is the closing price of a share of our common stock on the grant date.

(4)
The common stock equivalents are fully vested in that they are not subject to forfeiture; however, the shares are not issued until after the director ends his or her service on the Board. The common stock equivalents are payable in stock or cash or can be deferred further at the election of the director.

Director Stock Ownership Guidelines

Each member of our Board of Directors is required to apply at least 50 percent of his or her annual cash retainer toward the purchase of shares of common stock until the director has accumulated at least 7,500 shares of common stock or common stock equivalents.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following tables set forth the beneficial ownership of our common stock as of March 2, 2015 for each director, each executive officer named in the Summary Compensation Table, all of our directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of our outstanding shares of common stock. Beneficial ownership includes shares a director or executive officer has or shares the power to vote or transfer. There were no stock options outstanding for any of our directors or executive officers as of March 2, 2015.

Our directors and executive officers are prohibited from hedging our stock or holding our stock in a margin account and must receive permission from our Senior Vice President - General Counsel if they want to pledge our stock as collateral for a loan. None of our directors or executive officers have pledged stock.

Except as otherwise indicated by footnote below, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual or entity.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Directors Common Stock Equivalents(3)	Total	Percentage
Outside Directors
Jack W. Eugster	17,000	18,360	35,360	*
Michael H. Madison	8,704	4,381	13,085	*
Linda K. Massman	61	132	193	*
Steven R. Mills	10,324	5,581	15,905	*
Stephen D. Newlin	5,042	18,618	23,660	*
Gary L. Pechota	8,018	15,265	23,283	*
Rebecca B. Roberts	4,793	6,488	11,281	*
Warren L. Robinson	8,108	15,471	23,579	*
John B. Vering	10,884	17,610	28,494	*
Thomas J. Zeller	8,904	22,199	31,103	*

Named Executive Officers
Anthony S. Cleberg	68,416	—	68,416	*
David R. Emery	183,473	—	183,473	*
Linden R. Evans	87,188	—	87,188	*
Steven J. Helmers	62,374	—	62,374	*
Robert A. Myers	34,464	—	34,464	*

All directors and executive officers as a group (18 persons)	589,246	124,105	713,351	1.6%
____________________________________

*	Represents less than one percent of the common stock outstanding.

(1)	Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security.

(2)
Includes restricted stock held by the following executive officers for which they have voting power but not investment power and stock underlying restricted stock units and phantom stock units the executive officers have the right to acquire within 60 days as to which they have no current voting or investment power: Mr. Cleberg – 1,651 shares and 2,456 restricted stock units; Mr. Emery – 26,146 shares; Mr. Evans – 18,557 shares; Mr. Helmers – 5,577 shares; Mr. Myers – 4,519 shares and 3,668 phantom stock units; and all directors and executive officers as a group – 68,273 shares, 2,456 restricted stock units and 3,668 phantom stock units.

(3)	Represents common stock allocated to the directors’ accounts in the directors’ stock-based compensation plan, of which there are no voting rights.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage

Five Percent Shareholders

BlackRock, Inc.(1)	6,393,408	14.3%
55 East 52nd Street
New York, NY 10022

State Street Corporation(2)	3,422,851	7.6%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

The Vanguard Group Inc.(3)	2,974,044	6.6%
100 Vanguard Blvd.
Malvern, PA 19355
____________________________________

(1)	Information is as of December 31, 2014, and is based on a Schedule 13G filed on January 9, 2015.

(2)	Information is as of December 31, 2014, and is based on a Schedule 13G filed on February 11, 2015.

(3)	Information is as of December 31, 2014, and is based on a Schedule 13G filed on February 11, 2015.

Proposal 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2014. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Our Audit Committee has appointed Deloitte & Touche LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for 2015 and to render their reports. The Board of Directors recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions will have no effect on such vote. If shareholder approval for the appointment of Deloitte & Touche LLP is not obtained, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2015

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees for services provided to us for the years ended December 31, 2014 and 2013 by our independent registered public accounting firm, Deloitte & Touche LLP:

	2014	2013

Audit Fees	$2,170,800	$2,168,300
Audit-Related Fees	168,200	178,600
Tax Fees	343,000	323,600
Total Fees	$2,682,000	$2,670,500

Audit Fees. Fees for professional services rendered for the audits of our financial statements, review of the interim financial statements included in quarterly reports, opinions on the effectiveness of our internal control over financial reporting, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include internal control reviews; attest services that are not required by statute or regulation; employee benefit plan audits; due diligence, consultations and audits related to mergers and acquisitions; and consultations concerning financial accounting and reporting standards.

Tax Fees. Fees for services related to federal and state tax compliance planning and advice, including tax assistance with tax audits and review of tax returns.

The services performed by Deloitte & Touche LLP were pre-approved in accordance with the Audit Committee’s pre-approval policy whereby the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to shareholders relating to the integrity of the company's financial statements, the company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the company's internal and independent auditors. Management has the primary responsibility for the completeness and accuracy of the company's financial statements and disclosures, the financial reporting process and the effectiveness of the company's internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors including any significant changes in the company's selection or application of accounting principles. The Committee also reviewed and discussed with management, the internal auditors and the independent auditors management's report on internal control over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2014.

The Committee reviewed with the independent auditors, which have the responsibility for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles and applicable rules and regulations, their judgments as to the quality, not just the acceptability, of our critical accounting principles and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Committee also reviewed with the independent auditors their report on the company's internal control over financial reporting at December 31, 2014, including the basis for their conclusions. The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by applicable Public Company Accounting Oversight Board Standards. In addition, Deloitte & Touche LLP has provided the Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Committee concerning independence and the Committee has discussed with Deloitte & Touche LLP their firm's independence. The Committee has pre-approved all audit and non-audit services and fees provided to the company by the independent auditors. Based upon the Committee's considerations, the Committee has concluded that Deloitte & Touche LLP is independent. The Committee discussed with our internal and independent auditors the overall scope and audit plans and evaluated their performance. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

THE AUDIT COMMITTEE

Warren L. Robinson, Chairperson
Michael H. Madison
Steven R. Mills
Gary L. Pechota
John B. Vering

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Introduction

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically explains the compensation-related actions taken with respect to 2014 compensation for our executive officers included in the Summary Compensation Table (our “Named Executive Officers”). Our Named Executive Officers, based on 2014 positions and compensation levels, are:

•	David R. Emery, Chairman, President and Chief Executive Officer ("CEO");

•	Anthony S. Cleberg, Chief Financial Officer (“CFO”);

•	Linden R. Evans, Chief Operating Officer (“COO”)-Utilities;

•	Steven J. Helmers, Sr. Vice President, General Counsel and Chief Compliance Officer
("Sr. V.P. - General Counsel"); and

•	Robert A. Myers, Sr. Vice President, Chief Human Resource Officer ("Sr. V.P. - Human Resources").

The Compensation Committee of the Board of Directors (the “Committee,” for purposes of this Compensation Discussion and Analysis) is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies and programs.

Executive Summary

Our long-term success depends on our operational excellence, providing reliable products and services to our customers and investing wisely for present and future shareholder return. To consistently achieve these outcomes we must attract, motivate and retain highly talented professionals. For these reasons, we promote an executive compensation program that supports the overall objective of enhancing shareholder value, based on principles designed to:

•	attract, retain, motivate and encourage the development of highly qualified executives;

•	provide compensation that is competitive;

•	promote the relationship between pay and performance;

•	promote overall corporate performance that is linked to the interests of our shareholders; and

•	appropriately recognize and reward individual performance.

2014 Accomplishments
2014 was a strong year for Black Hills Corporation. Substantial progress was made on our strategic initiatives and we continued to lay a solid foundation for future earnings growth. Significant accomplishments for the year included:

•	Achieved an 18 percent growth in earnings per share from continuing operations, as adjusted (1);

•	Increased the annual dividend for the 44th consecutive year, one of the longest records in the utility sector;

•	Performed at the top of our peer group in total shareholder return for the three year period with a 74.5 percent return;

•	Achieved a 6.2 percent total shareholder return for the year, despite our stock market performance being hindered by the drastic drop in oil and gas commodity prices;

•	Improved our financial position and liquidity through a number of transactions, including:

-	Extended the term of our $500 million corporate revolving credit facility to 2019 with improved pricing;

-	Issued $160 million 30-year first mortgage bonds at attractive rates, ranging from 4.43 percent to 4.53 percent, to provide permanent financing for Cheyenne Prairie;

-
Achieved recognition of our improved financial condition and business risk profile from two leading credit rating agencies raising our corporate credit ratings to Baa1 with a stable outlook at Moody’s Investor Service and BBB+ with a positive outlook by Fitch Ratings; and

-
Reduced our consolidated interest expense by approximately $41 million over the prior year due primarily to the refinancing activities that occurred late in 2013 and the lower rates on our credit facility;

(1)	Earnings per share from continuing operations, as adjusted is a non-GAAP measure. See Appendix A for a reconciliation of the non-GAAP measure to our results as reported under GAAP.

Invested in our utility infrastructure and systems:

-	Placed into service our 132 megawatt Cheyenne Prairie Generating Station at a cost of $222 million which was on time and on budget;

-	Deployed over $136 million in electric and gas utility transmission and distribution system integrity projects;

-
Received approval from three different state utility commissions for five rate cases providing for approximately $20 million of additional base rate revenue on an annualized basis and expect a sixth case to be completed in early 2015;

-	Finalized construction planning and permitting for a 40 megawatt, $65 million natural gas-fired turbine in Colorado;

-	Commenced the permitting process for a 144-mile, $54 million electric transmission line; and

-
Continued to acquire small natural gas distribution systems near our existing service territories with the purchase of two small systems in Kansas and Wyoming adding approximately 500 customers and announced an agreement to acquire approximately 6,700 customers in northwest Wyoming, subject to regulatory approval in 2015;

•	Continued the development of our Mancos Shale formation in the southern Piceance Basin:

-	Drilled and completed three horizontal wells; and

-	Commenced drilling operations for three additional Mancos wells;

•
Sold a 40 megawatt natural gas-fired combustion turbine to the City of Gillette, Wyoming for approximately $20 million and negotiated a 20-year agreement to operate the plant and to share in savings when market power purchases cost less than operating the plant;

•	Improved coal margins by successfully renegotiating the coal contract price reopener related to the Wyodak power plant contract;

•	Provided the safe and reliable service our communities and customers depend on and achieved several notable operational performance metrics:

-	1st Quartile reliability ranking for our three electric utilities compared to industry averages;

-	Power generation fleet availability of 94 percent for our coal-fired generation and higher for our gas-fired, diesel fired and wind generation;

-	Zero incident rate at the Cheyenne Prairie construction site compared to an industry average of 2.1 for fossil fuel electric power generation;

-	Safety performance total case incident rate of 2.0 compared to an industry average of 2.8;

-
Completed three years with favorable MSHA safety results at our coal mine compared to other mines located in the Powder River Basin and received an award from the State of Wyoming for five years without a lost time accident; and

-	JD Power Customer Satisfaction Survey indicated our Electric and Gas Utilities were favorable to our peers in the Midwest.

2014 Performance Results

Our corporate financial goals are used as measures to determine awards under our variable pay programs. The following table summarizes our 2014 performance measures and results.

Pay Element	Performance Measure	2014 Results

Short-term Incentive	EPS from ongoing operations, target of $2.67	$2.89 per share Payout of 182% of Target

Long-term Incentive - Performance Share Award	Total Shareholder Return (TSR) relative to our Peer Group measured over a three-year period	TSR 75% 100th Percentile Ranking in Peer Group Maximum Payout of 200% of Target

Key Executive Compensation Objectives and 2014 Compensation Decisions

Overall, our goal is to target total direct compensation (the sum of base salary, short-term bonus incentives at target and long-term incentives at target) at the median of the appropriate market when our operating results approximate average performance in relation to our peers.

Our executive compensation is designed to maintain an appropriate and competitive balance between fixed and variable compensation components, short- and long-term compensation, and cash and stock-based compensation. The total target compensation mix for our Named Executive Officers in 2014 averaged:

•	40 percent fixed and 60 percent variable;

•	60 percent base and short-term incentive and 40 percent long-term incentive; and

•	50 percent cash and 50 percent equity.

We believe that the performance basis for determining compensation should differ by each reward component – base salary, short-term incentive and long-term incentive. Incentive measures (short-term and long-term) should emphasize objective, quantitative operating measures. The performance measures for our incentive compensation plans are as follows:

•
Base Salary – Merit increases for our Named Executive Officers' base salary averaged 4.0 percent in 2014 based on the individual executive’s performance and to approximate the market median for comparable positions in our industry and peer group.

•
Short-Term Incentive – The short-term incentive is based on earnings per share targets. The Committee believes that this performance measure closely aligns the executives’ and our shareholders’ interests and fosters teamwork and cooperation.

-	The 2014 short-term target incentive as a percent of base pay remained the same as the prior year for each of our Named Executive Officers.

-	Based on the attainment of pre-established performance goals, the actual payout can range from 50 percent to 200 percent of target.

-	The Committee selected an earnings per share goal based on ongoing operations of $2.67 as the 2014 corporate goal.

-	Our 2014 earnings for the Short-Term Incentive Plan were $2.89 per share exceeding our target earnings per share goal by 8.2 percent, resulting in a payout of 182 percent of target.

•
Long-Term Incentive – The long-term incentive is delivered 50 percent in restricted stock that vests ratably over a three-year service period and 50 percent in performance shares. Entitlement to the performance shares is based on our total shareholder return over a three-year performance period compared to our peer group. This performance measure was chosen because it mirrors the market return of our shareholders and compares our performance to that of our peer group.

Performance Share Plan Payment

-
Our total shareholder return for the three-year period, January 1, 2012 through December 31, 2014, was 75 percent, which ranked at the 100th percentile of our peer group, resulting in a maximum payout of 200 percent of target for our Named Executive Officers.

Restricted Stock Grant

-	Consistent with prior years, the Committee awarded 50 percent of the Named Executive Officers’ long-term incentive in restricted stock that ratably vests over three years.

We also have several governance programs in place to align our executive compensation with shareholder interests and to mitigate risks in our plans. These programs include stock ownership guidelines, an anti hedging policy and clawback provisions in our short-term and long-term incentive award agreements.

In total, the Committee believes that the 2014 compensation actions, decisions and outcomes strongly reflect and reinforce our compensation philosophy and in particular emphasizes the alignment between compensation and both performance and shareholder interests. At our 2014 annual meeting, shareholders owning 95 percent of the shares voted on this matter approved our executive compensation for 2013, which we consider highly supportive of our current compensation philosophy. In connection with establishing the 2014 executive compensation program, the Board reviewed the results of the say on pay vote, as well as market data and performance indicators. No significant design changes were made.

Setting Executive Compensation

Based upon our compensation philosophy, the Committee structures our executive compensation to motivate our officers to achieve specified business goals and to reward them for achieving such goals. The key steps the Committee follows in setting executive compensation are to:

•	analyze executive compensation market data to ensure market competitiveness;

•	review the components of executive compensation, including base salary, short-term incentive, long-term incentive, retirement and other benefits;

•	review total compensation mix and structure; and

•	review executive officer performance, responsibilities, experience and other factors cited above to determine individual compensation levels.

Market Compensation Analysis

The market for our senior executive talent is national in scope and is not focused on any one geographic location, area or region of the country. As such, our executive compensation should be competitive with the national market for senior executives. It should also reflect the executive’s responsibilities and duties and align with the compensation of executives at companies or business units of comparable size and complexity. The Committee gathers market information for our corporate executives from the electric and gas utility industry and also reviews general industry data as an additional reference.

The Committee selects and retains the services of an independent consulting firm to periodically:

•	provide information regarding practices and trends in compensation programs;

•	review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business;

•	review and assist with the establishment of a peer group of companies; and

•	provide a compensation analysis of the executive positions.

The Committee used the services of Towers Watson to evaluate 2014 compensation. Towers Watson gathered data from nationally recognized survey providers, as well as specific peer companies through public filings, which included:

•	Towers Watson’s 2013 Compensation Data Bank (energy services and general industry); and

•	21 peer companies representing the utility and energy industry.

The 21 peer companies ranged in revenue size from approximately $925 million to $4.1 billion with the median at $1.5 billion. These are the same companies the Committee chose for our peer group for our Performance Share Plan. The survey data were adjusted for our size using regression analysis.

Our peer companies included in the analysis for 2014 compensation decisions were:

Alliant Energy Corp	MDU Resources Group, Inc.	Portland General Electric Co.
ALLETE Inc.	National Fuel Gas Co.	Questar Corp.
Avista Corp	NorthWestern Corporation	Southwest Gas Corp.
CH Energy Group Inc.	NV Energy, Inc.	UIL Holdings Corp.
Cleco Corporation	OGE Energy Corp.	UniSource Energy Corp.
Great Plains Energy Incorporated	Piedmont Natural Gas	Vectren Corporation
IDACORP, Inc.	PNM Resources, Inc.	Westar Energy Inc.

(CH Energy Group Inc. and NV Energy, Inc. were subsequently acquired by other companies and therefore are no longer included in our peer group for incentive plan purposes and future compensation market analysis.)

The salary surveys are one of several factors the Committee uses in setting appropriate compensation levels. Other factors include company performance, individual performance and experience, the level and nature of the executive’s responsibilities, and discussions with the CEO related to the other senior executive officers.

Components of Executive Compensation

The components of our executive compensation program consist of a base salary, a short-term incentive plan, and long-term incentives. In addition, we provide income for our officers’ retirement and other benefits.

An important component of the executives' total compensation is derived from incentive compensation. Incentive compensation is intended to motivate and encourage our executives to drive performance and achieve superior results for our shareholders. The Committee periodically reviews information provided by the compensation consultant to determine the appropriate level and mix of incentive compensation. Actual income in the form of incentive compensation is realized by the executive as a result of achieving Company goals and overall stock performance. The Committee believes that a significant portion of total target compensation should be comprised of incentive compensation. In order to reward long-term growth while still encouraging short-term results, the Committee establishes incentive targets that emphasize long-term compensation at a greater level than short-term compensation.

The Committee annually reviews all components of each senior executive officer’s compensation, including salary, short-term incentive, equity and other long-term incentive compensation values granted, and the current and potential value of the executive officer’s total Black Hills Corporation equity holdings. The components of total target compensation in 2014 were as follows:

	Base Salary	Short-Term Incentive	Long-Term Incentive
David R. Emery, CEO	27%	24%	49%
Anthony S. Cleberg, CFO	39%	19%	42%
Linden R. Evans, COO-Utilities	39%	26%	35%
Steven J. Helmers, Sr. V.P. - General Counsel	44%	20%	36%
Robert A. Myers, Sr. V.P. - Human Resources	48%	19%	33%

Base Salary. Base salaries for all officers are reviewed annually. We also adjust the base salary of our executives at the time of a promotion or change in job responsibility, as appropriate. Evaluation of 2014 base salary adjustments occurred in January 2014. The Committee approved base salary increases for our Named Executive Officers averaging 4.0 percent. The base salary component of each position was compared to the median of the market data provided by the compensation consultant. The actual base salary of each officer was determined by the executive’s performance, the experience level of the officer, the executive’s current position in a market-based salary range, and internal pay relationships.

Short-Term Incentive. Our Short-Term Incentive Plan is designed to recognize and reward the contributions of individual executives as well as the contributions that group performance makes to overall corporate success. The program’s goal for our corporate officers is based on earnings per share targets in order to closely align interests with shareholders and to foster teamwork and cooperation within the officer team. The short-term incentive, after applicable tax withholding, is distributed to the officer in the form of 50 percent stock and 50 percent cash, unless the officer has met his or her stock ownership guideline, in which case he or she may elect to receive the total award in cash, after deductions and applicable tax withholding. Target award levels are established as a percentage of each participant’s base salary. A target award is typically comparable to the average short-term incentive payout award of the peer group at the 50th percentile level. The actual payout will vary, based on performance, between zero and 200 percent of the individual executive’s short-term incentive target award level.

The Committee approves the target level for each officer in January, which applies to performance in the upcoming plan year. Target levels are derived in part from competitive data provided by the compensation consultant and in part by the Committee’s judgment regarding internal equity, retention and an individual executive’s expected contribution to the achievement of our strategic objectives. The target levels for the positions held by our Named Executive Officers in 2014 are shown below:

Short-term Incentive Target (Percentage of Base Salary)
David R. Emery, CEO	90%
Linden R. Evans, COO-Utilities	65%
Anthony S. Cleberg, CFO	50%
Steven J. Helmers, Sr. V.P. - General Counsel	45%
Robert A. Myers, Sr. V.P. - Human Resources	40%

The threshold, target and maximum payout levels for our Named Executive Officers under the 2014 Short-Term Incentive Plan are shown in the Grants of Plan Based Awards in 2014 table on page 31, under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Early in the first quarter, the Committee meets to establish the goals for the current plan year, to evaluate actual performance in relation to the prior year’s targets and to approve the actual payment of awards related to the prior plan year. The Committee reserves the discretion to adjust any award, and will review and take into account individual performance, level of contribution, and the accomplishment of specific project goals that were initiated throughout the plan year.

The Committee selected an earnings per share goal based on ongoing operations for 2014. This meets the objectives of the plan, including:

•	aligns the interests of the plan participants and the shareholders with a corporate-wide component;

•	motivates employees and supports the corporate compensation philosophy;

•	provides an incentive reflective of core operating performance by adjusting for unique one-time events;

•	easily understood and communicated to ensure “buy-in” from the participants; and

•	meets the performance objectives of the plan, to achieve over time an average payout equal to market competitive levels.

The Committee approved the goals for 2014 for the corporate officers as follows:

Threshold	Earnings Per Share from Ongoing Operations	Payout % of Target
Minimum	$2.40	50%
Target	$2.67	100%
Maximum	$2.94	200%

On January 27, 2015, the Committee approved a payout of 182 percent of target under the 2014 Short-Term Incentive Plan based on the attainment of $2.89 earnings per share from ongoing operations. Earnings from ongoing operations were the same as earning from continuing operations reported externally to our investors.

The 2014 award, after applicable tax withholding, was distributed in the form of 100 percent cash to all of our Named Executive Officers because they had all met their stock ownership guidelines and elected to receive their 2014 award in the form of 100 percent cash. Payouts for corporate officers under the Short-Term Incentive Plan have varied over the last five years, as shown below:

Plan Year	Payout % of Target
2014	182%
2013	160%
2012	184%
2011	66%
2010	160%

Actual awards made to each of our Named Executive Officers under the Short-Term Incentive Plans for 2014 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 29.

Long-Term Incentive. Long-term incentive compensation is comprised of grants made by the Committee under our 2005 Omnibus Incentive Plan (“Omnibus Incentive Plan”), which was previously approved by our shareholders. Long-term incentive compensation is intended to:

•	promote corporate goals by linking the personal interests of participants to those of our shareholders;

•	provide participants with an incentive for excellence in individual performance;

•	promote teamwork among participants; and

•	motivate, retain, and attract the services of participants who make significant contributions to our success by allowing participants to share in such success.

The Committee oversees the administration of the Omnibus Incentive Plan with full power and authority to determine when and to whom awards will be granted, along with the type, amount and other terms and conditions of each award. The long-term incentive compensation component is currently composed of restricted stock (or restricted stock units if the executive elects to defer the compensation) and performance shares. The Committee chose these components because linking executive compensation to stock price appreciation and total shareholder return is an effective way to align the interests of management with those of our shareholders. The Committee selected total shareholder return as the performance goal for the performance shares because it believes executive pay under a long-term, capital accumulation program should mirror our performance in shareholder return as compared to our peer group of companies.

The value of long-term incentives awarded is based primarily on competitive market-based data presented by the compensation consultant to the Committee, the impact each position has on our shareholder return and internal pay relationships. The Committee approved the target long-term incentive compensation level for each officer in January 2014.

Long-term incentive compensation approved for 2014 for our Named Executive Officers is shown in the table below:

	Long-Term Incentive Value	Percentage of Base Salary
David R. Emery, CEO	$1,300,000	181%
Anthony S. Cleberg, CFO	$400,000	107%
Linden R. Evans, COO-Utilities	$405,000	90%
Steven J. Helmers, Sr. V.P. - General Counsel	$275,000	82%
Robert A. Myers, Sr. V.P. - Human Resources	$225,000	70%

The variance in percentage of base salary for the long-term incentive value of our Named Executive Officers reflects our philosophy that certain officers should have more of their total compensation at risk because they hold positions that have a greater impact on our long-term results.

Restricted stock (or restricted stock units) is used to deliver 50 percent of the long-term incentive award amounts, with the remaining 50 percent delivered in the form of performance shares. The actual shares of restricted stock and performance shares granted in 2014 are reflected in the tables in the Restricted Stock and Restricted Stock Units and Performance Shares sections that follow.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units awarded as long-term incentives vest one-third each year over a three-year period, and automatically vest in their entirety upon death, disability or a change in control. Dividends are paid on the restricted stock and dividend equivalents accrue on restricted stock units. Unvested restricted stock or units are forfeited if an officer’s employment is terminated for any reason other than death, disability or in the event of a change in control. Corporate officers may elect to receive the award in the form of restricted stock, or to defer the payment under the Nonqualified Deferred Compensation Plan in the form of restricted stock units. The number of shares awarded in 2014 for each of our Named Executive Officers is shown below and is included in the Grants of Plan Based Awards in 2014 table under the heading “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock Awards” on page 31.

Shares of Restricted Stock Granted
David R. Emery, CEO	11,973
Anthony S. Cleberg, CFO	3,684
Linden R. Evans, COO-Utilities	3,730
Steven J. Helmers. Sr. V.P. - General Counsel	2,533
Robert A. Myers, Sr. V.P. - Human Resources	2,072

Performance Shares. Participants are awarded a target number of performance shares based upon the value of the individual performance share component approved by the Committee, divided by the Beginning Stock Price. The Beginning Stock Price, as defined under the Performance Plan, is the average of the closing price of our common stock for the 20 trading days immediately preceding the beginning of the plan period. Entitlement to performance shares is based on our total shareholder return over designated performance periods, as measured against our peer group. The peer group for our performance plan is the same as our peer group used for our market compensation analysis and is listed on page 21. In addition, in order for any performance shares to be awarded, the Ending Stock Price (20-day average) must be at least equal to 75 percent of the Beginning Stock Price. The final value of the performance shares is based upon the number of shares of common stock that are ultimately granted, based upon our performance in relation to the performance criteria.

The Committee, with the guidance of Towers Watson, periodically conducts a review of the market competitiveness of our Performance Share Plan. A summary of the performance criteria for each performance period outstanding as of December 31, 2014 is summarized in the table below.

Percentile Ranking for Threshold Payout of 50% of Target Shares	Percentile Ranking for Threshold Payout of 100% of Target Shares	Percentile Ranking for Maximum Payout Level	Possible Payout Range of Target

30th percentile	50th percentile	85th percentile	0-200%

The performance awards and dividend equivalents, if earned, are paid in 50 percent cash and 50 percent common stock. All payroll deductions and applicable tax withholding related to the award are withheld from the cash portion. Performance share target grant values for new performance periods are approved in January of each year.

Each performance share period extends for three years. For the recently completed performance period, January 1, 2012 to December 31, 2014, our total shareholder return was 75 percent, which ranked at the 100th percentile of our peer group, resulting in the maximum payout of 200 percent of target. The actual shares, cash, and total payout value awarded to our Named Executive Officers for the performance period are shown below and are included in the Equity Incentive Plan Awards column of the Outstanding Equity Awards at Fiscal Year-End 2014 table on page 32.

	Equivalent Shares Earned	50% Awarded in Shares	50% Awarded in Cash	Total Payout Value
David R. Emery, CEO	28,805	14,402	$763,537	$1,526,987
Anthony S. Cleberg, CFO	13,166	6,583	$349,014	$697,979
Linden R. Evans, COO-Utilities	13,166	6,583	$349,014	$697,979
Steven J. Helmers. Sr. V.P. - General Counsel	8,888	4,444	$235,576	$471,153
Robert A. Myers, Sr. V.P. - Human Resources	7,241	3,620	$191,981	$383,877

Payouts under the Performance Share Plan have varied over the last five years, as shown below:

Performance Period	Payout % of Target
January 1, 2012 to December 31, 2014	200
January 1, 2011 to December 31, 2013	175
January 1, 2010 to December 31, 2012	171
January 1, 2009 to December 31, 2011	—
January 1, 2008 to December 31, 2010	—

Target shares for each of our Named Executive Officers for the outstanding performance periods are as follows:

	January 1, 2013 to December 31, 2015 Performance Period	January 1, 2014 to December 31, 2016 Performance Period
David R. Emery, CEO	14,436	12,648
Anthony S. Cleberg, CFO	5,552	3,892
Linden R. Evans, COO-Utilities	5,552	3,940
Steven J. Helmers. Sr. V.P. - General Counsel	3,748	2,676
Robert A. Myers, Sr. V.P. - Human Resources	3,054	2,189

Actual payouts, if any, will be determined based upon our total shareholder return for the plan period in comparison to our peer group.

Performance Evaluation

Role of Executive Officers in Compensation Decisions. The CEO annually reviews the performance of each of our executive officers and presents a summary of his evaluations to the Committee. Based upon these performance reviews, market analysis conducted by compensation consultants and discussions with our Sr. V.P. - Human Resources, the CEO recommends the compensation for this group of officers to the Committee.

Role of the Committee and Board in Setting Executive Compensation. The Committee reviews and establishes the Company’s financial targets and the CEO’s goals and objectives for the year. After the end of each year, the Committee evaluates the CEO’s performance in light of established goals and objectives, with input from the other independent directors. Based upon the Committee’s evaluation and recommendation, the independent directors of the Board set the CEO’s annual compensation, including salary, short-term incentive, long-term incentive and equity compensation.

The Committee reviews the CEO’s evaluation of the performance of our senior officers. The Committee may approve the CEO’s compensation recommendations for this group of officers or exercise its discretion in modifying any of the recommended compensation and award levels in its review and approval process. The Committee is required to approve all decisions regarding equity awards to our officers.

Stock Ownership Guidelines

The Committee has implemented stock ownership guidelines that apply to all officers based upon their level of responsibility. We believe it is important for our officers to hold a significant amount of our common stock to further align their performance with the interest of our shareholders. A “retention ratio” approach to stock ownership is incorporated into the guidelines. Officers are required to retain 100 percent of all shares owned, including shares awarded through our incentive plans (net of share withholding for taxes and, in the case of cashless stock option exercises, net of the exercise price and withholding for taxes) until specific ownership goals are achieved. Ownership guidelines are denominated in share amounts that approximate a multiple of base salary.

The ownership guidelines and current stock ownership of our Named Executive Officers as of March 2, 2015, are shown below:

Officer Level	Ownership Guideline (# of Shares)	Actual Ownership (# of Shares)	Years in Position

David R. Emery, CEO	90,000	183,473	11
Anthony S. Cleberg, CFO	40,000	68,416	6
Linden R. Evans, COO-Utilities	40,000	87,188	10
Steven J. Helmers. Sr. V.P. - General Counsel	25,000	62,374	14
Robert A. Myers, Sr. V.P. - Human Resources	25,000	34,464	6

2014 Benefits

Retirement Benefits. We maintain a variety of employee benefit plans and programs in which our executive officers may participate. We believe it is important to provide post-employment benefits to our executive officers and the benefits we provide approximate retirement benefits paid by other employers to executives in similar positions. The Committee periodically reviews the benefits provided, with assistance from its compensation consultant, to maintain a market-based benefits package. None of our Named Executive Officers received any pension benefit payments in 2014.

Effective January 1, 2010, we adopted a defined contribution plan design as our primary retirement plan and amended our Defined Benefit Pension Plan (“Pension Plan”) for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Mr. Emery is our only Named Executive Officer who met the age and service requirement allowing him to continue to accrue benefits under the Pension Plan. Employees whom no longer accrue benefits under the Pension Plan now receive Company Retirement Contributions (“Retirement Contributions”) in the Retirement Savings Plan. The Retirement Contributions are an age and service points-based calculation.

The 401(k) Retirement Savings Plan is offered to all our eligible employees and we provide matching contributions for certain eligible participants. All of our Named Executive Officers are participants in the 401(k) Retirement Savings Plan and received matching contributions in 2014. The matching contributions and the Retirement Contributions are included as “All Other Compensation” in the Summary Compensation Table on page 29.

We also provide Nonqualified Plans to certain officers because of Internal Revenue Code limitations imposed on the qualified plans. The level of retirement benefits provided by the Pension Plan and Nonqualified Plans for each of our Named Executive Officers is reflected in the Pension Benefits for 2014 table on page 34. Our contributions to the Nonqualified Deferred Compensation Plan are included in the All Other Compensation column of the Summary Compensation Table on page 29 and the aggregate Nonqualified Deferred Compensation balance at December 31, 2014 is reported in the Nonqualified Deferred Compensation for 2014 table on page 37. These retirement benefits are explained in more detail in the accompanying narrative to the tables.

Other Personal Benefits. We provide the personal use of a Company vehicle and limited reimbursement of financial planning services as benefits to our executive officers. The specific amount attributable to these benefits in 2014 is disclosed in the Summary Compensation Table on page 29. The Committee periodically reviews the other personal benefits provided to our executive officers and believes the current benefits are reasonable and consistent with our overall compensation program.

Change in Control Payments

Our Named Executive Officers may also receive severance benefits in the event of a change in control. We have no employment agreements with our Named Executive Officers. However, change in control agreements are common among our peer group and the Committee and our Board of Directors believe providing these agreements to our corporate officers protects our shareholder interests in the event of a change in control by helping assure management focus and continuity. Our change in control agreements have expiration dates and our Board of Directors conducts a thorough review of the change in control agreements at each renewal period. Our current change in control agreements expire November 15, 2016. In general, our change in control agreements provide a severance payment of up to 2.99 times average compensation for our CEO, and up to two times average compensation for the other Named Executive Officers. The change in control agreements do not provide for excise tax gross-ups and contain a “double trigger,” providing benefits in association with

(1)	a change in control, and
(2)	(i)	a termination of employment other than by death, disability or by us for cause, or
	(ii)	a termination by the employee for good reason.

See the Potential Payments upon Termination or Change in Control table on page 39 and the accompanying narrative for more information regarding our change in control agreements and estimated payments associated with a change in control.

Tax and Accounting Implications

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to certain of its officers. Compensation which qualifies as “performance-based” is excluded from the $1 million limit, if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. Our 2005 Omnibus Incentive Plan and proposed 2015 Omnibus Incentive Plan are structured so that short-term and long-term, cash and equity awards granted under the plans may qualify as performance based compensation. The Compensation Committee generally manages a large share of our incentive compensation for our Named Executive Officers to qualify for the “performance-based” exemption. However, the Compensation Committee has the discretion to design and use compensation elements and awards that may not be deductible under Section 162(m) if it determines those elements are in line with competitive practice, our compensation philosophy, and our best interests.

Clawback Policy

We have a policy that if an accounting restatement occurs after incentive payments have been made, due to the results of misconduct associated with financial reporting, the Committee will seek repayment of the incentive compensation from our CEO and CFO, and the Committee has the discretion to request repayment of incentive compensation from our other officers, taking into consideration the individual roles and responsibilities prompting the restatement.

In addition, our award agreements for restricted stock and target performance shares include clawback provisions whereby the participant may be required to repay all income or gains previously realized in respect of such awards if his or her employment is terminated for cause, or if, within one year following termination of employment, the Board determines that the participant engaged in conduct prior to his or her termination that would have constituted the basis for a termination of employment for cause.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Jack W. Eugster, Chairperson
Linda K. Massman
Stephen D. Newlin
Rebecca B. Roberts
Thomas J. Zeller

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid or earned by each of our Named Executive Officers for the years ended December 31, 2014, 2013 and 2012. We have no employment agreements with our Named Executive Officers.

Name and Principal Position	Year	Salary(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation(6)	Total
David R. Emery	2014	$715,500	$1,347,931	$1,177,092	$2,782,449	$63,661	$6,086,633
Chairman, President and Chief Executive Officer	2013	$689,650	$1,037,511	$996,155	$—	$64,294	$2,787,610
	2012	$696,000	$865,325	$994,042	$713,494	$61,484	$3,330,345
Anthony S. Cleberg(1)	2014	$372,167	$414,765	$339,686	$17,132	$231,200	$1,374,950
Executive Vice President and Chief Financial Officer	2013	$361,188	$399,050	$289,848	$—	$231,882	$1,281,968
	2012	$364,385	$395,577	$325,343	$6,213	$170,984	$1,262,502
Linden R. Evans	2014	$448,500	$419,911	$533,688	$113,452	$305,840	$1,821,391
President and Chief Operating Officer – Utilities	2013	$428,481	$399,050	$446,992	$—	$308,013	$1,582,536
	2012	$429,231	$745,571	$501,800	$37,910	$209,319	$1,923,831
Steven J. Helmers	2014	$331,333	$285,178	$272,775	$404,197	$121,391	$1,414,874
Sr. Vice President – General Counsel	2013	$316,300	$269,349	$228,444	$—	$112,303	$926,396
	2012	$318,461	$267,016	$256,414	$138,731	$85,824	$1,066,446
Robert A. Myers	2014	$321,500	$233,278	$234,764	$—	$195,545	$985,087
Sr. Vice President – Human Resources	2013	$312,219	$219,468	$200,442	$—	$192,092	$924,221
	2012	$315,230	$217,543	$224,983	$—	$144,391	$902,147

(1)
Mr. Cleberg was our Executive Vice President and Chief Financial Officer until December 31, 2014. Effective January 1, 2015 his title was changed to Executive Vice President only, due to his retirement at the end of March 2015.

(2)
Salary represents the actual salary paid to the Named Executive Officer for each calendar year. The year 2012 contained 27 bi-weekly payment dates rather than the normal 26 bi-weekly payment dates. If 2012 salary data were adjusted to reflect only 26 payment dates the amounts would be: Emery - $671,000, Cleberg - $351,308, Evans - $414,231, Helmers - $307,115, and Myers - $303,884.

(3)
Stock Awards represent the grant date fair value related to restricted stock and performance shares that have been granted as a component of long-term incentive compensation. The grant date fair value is computed in accordance with the provisions of accounting standards for stock compensation. Assumptions used in the calculation of these amounts are included in Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)
Non-Equity Incentive Plan Compensation represents amounts earned under the Short-Term Incentive Plan. The Compensation Committee approved the payout of the 2014 awards at its January 27, 2015 meeting, and the awards were paid on February 27, 2015.

(5)
Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the net positive increase in actuarial value of the Pension Plan, Pension Restoration Benefit (“PRB”) and Pension Equalization Plans (“PEP”) for the respective years. These benefits have been valued using the assumptions disclosed in Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. Because these assumptions sometimes change between measurement dates, the change in value reflects not only the change in value due to additional benefits earned during the period and the passage of time but also reflects the change in value caused by changes in the underlying actuarial assumptions. This has created much volatility in the last three years with a large increase in values in 2014 and negative values in 2013. The large change in pension value for 2014 was due to implementation of new mortality tables and the change in discount rates used to calculate the present value of these benefits. A value of zero is shown in the Summary Compensation Table for 2013 because the SEC does not allow a negative number to be disclosed in the table.

The Pension Plan and PRB were frozen effective January 1, 2010 for participants who did not satisfy the age 45 and 10 years of service eligibility. Messrs. Cleberg, Evans and Helmers did not meet the eligibility choice criteria and their Defined Pension and PRB benefits were frozen. Mr. Myers did not meet the one-year service requirement prior to the freeze date and, therefore, was never a participant in the Pension Plan.

The PEP is offered through the Grandfathered Pension Equalization Plan (“Grandfathered PEP”) and 2005 Pension Equalization Plan (“2005 PEP”). Messrs. Emery and Helmers are participants in the Grandfathered PEP and 2005 PEP. Messrs. Cleberg, Evans and Myers are not participants in these plans; instead they receive employer contributions into a Nonqualified Deferred Compensation Plan (“NQDC”). The NQDC employer contributions are reported in the All Other Compensation column.

No Named Executive Officer received preferential or above-market earnings on nonqualified deferred compensation. The value attributed to each Named Executive Officer from each plan is shown in the table below.

	Year	Defined Benefit Plan	PRB	PEP	Total Change in Pension Value
David R. Emery	2014	$256,170	$1,682,510	$843,769	$2,782,449
	2013	($24,853)	($21,796)	($78,744)	($125,393)
	2012	$91,809	$365,253	$256,432	$713,494
Anthony S. Cleberg	2014	$11,621	$5,511	$—	$17,132
	2013	($1,474)	($849)	$—	($2,323)
	2012	$3,952	$2,261	$—	$6,213
Linden R. Evans	2014	$62,876	$50,576	$—	$113,452
	2013	($16,974)	($15,230)	$—	($32,204)
	2012	$18,703	$19,207	$—	$37,910
Steven J. Helmers	2014	$70,271	$43,744	$290,182	$404,197
	2013	($13,452)	($9,599)	$17,301	($5,750)
	2012	$21,518	$16,601	$100,612	$138,731
Robert A. Myers	2014	$—	$—	$—	$—
	2013	$—	$—	$—	$—
	2012	$—	$—	$—	$—

(6)
All Other Compensation includes amounts allocated under the 401(k) match, defined contributions, NQDC contributions, dividends received on restricted stock and unvested restricted stock units and other personal benefits. Other Personal Benefits column reflects the personal use of a Company vehicle and financial planning services.

	Year	401(k) Match	Defined Contribution	NQDC Contribution	Dividends on Restricted Stock/Units	Other Personal Benefits	Total Other Compensation
David R. Emery	2014	$15,600	$—	$—	$38,541	$9,520	$63,661
Anthony S. Cleberg	2014	$15,600	$9,100	$186,185	$13,859	$6,456	$231,200
Linden R. Evans	2014	$15,600	$7,800	$244,454	$29,468	$8,518	$305,840
Steven J. Helmers	2014	$15,600	$9,100	$76,791	$9,426	$10,474	$121,391
Robert A. Myers	2014	$15,600	$7,800	$149,520	$7,694	$14,931	$195,545

GRANTS OF PLAN BASED AWARDS IN 2014(1)

Name	Grant Date	Date of Comp-ensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold(#)	Target (#)	Maximum (#)
David R. Emery			$324,000	$648,000	$1,296,000
	1/29/14	1/29/14				6,324	12,648	25,296		$697,917
	2/10/14	1/29/14							11,973	$650,014
Anthony S. Cleberg			$93,500	$187,000	$374,000
	1/29/14	1/29/14				1,946	3,892	7,784		$214,761
	2/10/14	1/29/14							3,684	$200,004
Linden R. Evans			$146,900	$293,800	$587,600
	1/29/14	1/29/14				1,970	3,940	7,880		$217,409
	2/10/14	1/29/14							3,730	$202,502
Steven J. Helmers			$75,150	$150,300	$300,600
	1/29/14	1/29/14				1,338	2,676	5,352		$147,662
	2/10/14	1/29/14							2,533	$137,517
Robert A. Myers			$64,600	$129,200	$258,400
	1/29/14	1/29/14				1,095	2,189	4,378		$120,789
	2/10/14	1/29/14							2,072	$112,489

(1)	No stock options were granted to our Named Executive Officers in 2014.

(2)
The columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the range of payouts for 2014 performance under our Short-Term Incentive Plan as described in the Compensation Discussion and Analysis under the section titled “Short-Term Incentive” on page 22. If the performance criteria are met, payouts can range from 50 percent of target at the threshold level to 200 percent of target at the maximum level. The 2015 bonus payment for 2014 performance has been made based on achieving the criteria described in the Compensation Discussion and Analysis, at 182 percent of target, and is shown in the Summary Compensation Table on page 29 in the column titled “Non-Equity Incentive Plan Compensation.”

(3)
The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” show the range of payouts (in shares of stock) for the January 1, 2014 to December 31, 2016 performance period as described in the Compensation Discussion and Analysis under the section titled “Long-Term Incentive – Performance Shares” on page 25. If the performance criteria are met, payouts can range from 50 percent of target to 200 percent of target. If a participant retires, suffers a disability or dies during the performance period, the participant or the participant’s estate is entitled to that portion of the number of performance shares as such participant would have been entitled to had he or she remained employed, prorated for the number of months served. Performance shares are forfeited if employment is terminated for any other reason. During the performance period, dividends and other distributions paid with respect to the shares of common stock accrue for the benefit of the participant and are paid out at the end of the performance period.

(4)
The column “All Other Stock Awards” reflects the number of shares of restricted stock granted on February 10, 2014 under our 2005 Omnibus Incentive Plan. The restricted stock vests one-third each year over a three-year period, and automatically vests upon death, disability or a change in control. Unvested restricted stock is forfeited if employment is terminated for any other reason. Dividends are paid on the restricted stock and the dividends that were paid in 2014 are included in the column titled “All Other Compensation” in the Summary Compensation Table on page 29.

(5)
The column “Grant Date Fair Value of Stock Awards” reflects the grant date fair value of each equity award computed in accordance with the provisions of accounting standards for stock compensation. The grant date fair value for the performance shares was $55.18 per share and was calculated using a Monte Carlo simulation model. Assumptions used in the calculation are included in Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. The grant date fair value for the restricted stock was $54.29 per share for the February 10, 2014 grant, which was the market value of our common stock on the date of grant as reported on the NYSE.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014(1)

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Emery	24,706	$1,310,406	64,001	$3,393,783
Anthony S. Cleberg	8,884	$471,207	26,216	$1,390,151
Linden R. Evans	18,890	$1,001,926	26,240	$1,391,424
Steven J. Helmers	6,042	$320,468	17,722	$939,709
Robert A. Myers	4,932	$261,593	14,444	$765,924

(1)	There were no stock options outstanding at December 31, 2014 for our Named Executive Officers.

(2)
Vesting dates for restricted stock and performance shares are shown in the table below. The performance shares shown with a vesting date of December 31, 2014, are the actual equivalent shares, including dividend equivalents, earned for the performance period ended December 31, 2014. On January 27, 2015, the Compensation Committee confirmed that the performance criteria were met and there would be a 200 percent payout of target. The performance shares with a vesting date of December 31, 2015 are shown at the maximum payout level and the performance shares with a vesting date of December 31, 2016 are shown at the threshold level, based upon the performance as of December 31, 2014.

Name	Unvested Restricted Stock		Unvested and Unearned Performance Shares
	# of Shares	Vesting Date	# of Shares	Vesting Date
David R. Emery	4,291	02/04/15	28,805	12/31/14
	4,150	02/06/15	28,872	12/31/15
	3,991	02/10/15	6,324	12/31/16
	4,292	02/04/16
	3,991	02/10/16
	3,991	02/10/17
Anthony S. Cleberg	1,651	02/04/15	13,166	12/31/14
	1,898	02/06/15	11,104	12/31/15
	1,228	02/10/15	1,946	12/31/16
	1,651	02/04/16
	1,228	02/10/16
	1,228	02/10/17
Linden R. Evans	1,651	02/04/15	13,166	12/31/14
	1,898	02/06/15	11,104	12/31/15
	1,243	02/10/15	1,970	12/31/16
	1,651	02/04/16
	1,243	02/10/16
	9,960	02/06/17
	1,244	02/10/17
Steven J. Helmers	1,114	02/04/15	8,888	12/31/14
	1,281	02/06/15	7,496	12/31/15
	844	02/10/15	1,338	12/31/16
	1,114	02/04/16
	844	02/10/16
	845	02/10/17
Robert A. Myers	908	02/04/15	7,241	12/31/14
	1,044	02/06/15	6,108	12/31/15
	690	02/10/15	1,095	12/31/16
	908	02/04/16
	691	02/10/16
	691	02/10/17
OPTION EXERCISES AND STOCK VESTED DURING 2014(1)

Name	Stock Awards(2)
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David R. Emery	37,875	$1,970,012
Anthony S. Cleberg	16,424	$854,195
Linden R. Evans	18,264	$949,445
Steven J. Helmers	12,329	$640,917
Robert A. Myers	9,310	$484,138

(1)	There were no stock options exercised during 2014.

(2)
Reflects restricted stock that vested in 2014 and performance shares for the 2011-2013 performance period. The performance share payout was approved by the Compensation Committee on January 29, 2014 and paid out in February 2014.

PENSION BENEFITS FOR 2014

We made major retirement plan design changes effective January 1, 2010. We adopted a defined contribution plan design as our primary retirement plan and amended our Pension Plan and Nonqualified Pension Plans for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Employees eligible to elect continued participation were those employees who were at least 45 years old and had at least 10 years of eligible service with us as of January 1, 2010. Mr. Emery is our only Named Executive Officer who met the age and service requirement and continues to accrue benefits under the Pension Plan and the Pension Restoration Plan. Benefits under the Pension Plan and Pension Restoration Plan were frozen for Messrs. Cleberg, Evans and Helmers. Mr. Myers did not meet the one-year service requirement prior to the freeze date and, therefore, was never a participant in the Pension Plan. In addition, Messrs. Emery and Helmers receive supplemental pension benefits under the Grandfathered Pension Equalization Plan, which was frozen effective December 31, 2004, and the 2005 Pension Equalization Plan. None of our Named Executive Officers received any pension benefit payments during the fiscal year ended December 31, 2014.

The present value accumulated by each Named Executive Officer from each plan is shown in the table below:

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
David R. Emery	Pension Plan	25.33	$819,621
	Pension Restoration Benefit	25.33	$3,942,817
	Grandfathered Pension Equalization Plan	19.00	$691,492
	2005 Pension Equalization Plan	19.00	$2,250,110
Anthony S. Cleberg	Pension Plan	1.42	$61,246
	Pension Restoration Benefit	1.42	$28,986
Linden R. Evans	Pension Plan	8.58	$228,973
	Pension Restoration Benefit	8.58	$183,912
Steven J. Helmers	Pension Plan	8.92	$303,382
	Pension Restoration Benefit	8.92	$188,566
	Grandfathered Pension Equalization Plan	12.00	$177,046
	2005 Pension Equalization Plan	12.00	$1,183,704
Robert A. Myers	No Benefits

(1)
The number of years of credited service represents the number of years used in determining the benefit for each plan. The Pension Equalization Plans are not directly tied to service but rather the number of years of participation in the plan.

(2)
The present value of accumulated benefits was calculated assuming the participants will work until retirement, benefits commence at age 62 and using the discount rate, mortality rate and assumed payment form assumptions consistent with those disclosed in Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

Defined Benefit Pension Plan

Our Pension Plan is a qualified pension plan in which all of our Named Executive Officers except Mr. Myers are included. As discussed above, effective January 1, 2010, we amended our Pension Plan to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Mr. Emery was the only Named Executive Officer who met the age and service requirement and elected to continue with the existing plan.

The Pension Plan provides benefits at retirement based on length of employment service and average compensation levels during the highest five consecutive years of the last ten years of service. For purposes of the benefit calculation, earnings include wages and other cash compensation received from us, including any bonus, commission, unused paid time off or incentive compensation. It also includes any elective before-tax contributions made by the employee to a Company sponsored cafeteria plan or 401(k) plan. However, it does not include any expense reimbursements, taxable fringe benefits, moving expenses or moving/relocation allowances, nonqualified deferred compensation, non-cash incentives, stock options and any payments of long-term incentive compensation such as restricted stock or payments under performance share plans. The Internal Revenue Code places maximum limitations on the amount of compensation that may be recognized when determining benefits of qualified pension plans. In 2014, the maximum amount of compensation that could be recognized when determining compensation was $260,000 (called “covered compensation”). Our employees do not contribute to the plan. The amount of the annual contribution by us to the plan is based on an actuarial determination.

The benefit formula for the Named Executive Officers in the Plan is the sum of (a) and (b) below.

(a)	Credited Service after January 31, 2000

0.9% of average earnings (up to covered compensation), multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000	Plus	1.3% of average earnings in excess of covered compensation, multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000

Plus

(b)	Credited Service before January 31, 2000

1.2% of average earnings (up to covered compensation), multiplied by credited service before January 31, 2000	Plus	1.6% of average earnings in excess of covered compensation, multiplied by credited service before January 31, 2000

Pension benefits are not reduced for social security benefits. The Internal Revenue Code places maximum limitations on annual benefit amounts that can be paid under qualified pension plans. In 2014, the maximum benefit payable under qualified pension plans was $210,000. Accrued benefits become 100 percent vested after an employee completes five years of service. None of our Named Executive Officers has been credited with extra years of credited service under the plan.

Normal retirement is defined as age 65 under the plan. However, a participant may retire and begin taking unreduced benefits at age 62 with five years of service. Participants who have completed at least five years of credited service can retire and receive defined benefit pension benefits as early as age 55. However, the retirement benefit will be reduced by five percent for each year of retirement before age 62. For example, a participant with at least five years of credited service may retire at age 55 and receive a pension benefit equal to 65 percent of the normal retirement benefit. Mr. Helmers is currently age 58 and is entitled to early retirement benefits under this provision.

A participant who has left employment with us prior to reaching his or her earliest retirement date but who was vested in retirement benefits under the Pension Plan may begin receiving the full value of his or her vested benefit at age 65 or can receive a reduced benefit as early as age 55 if he or she has at least five years of credited service when he or she leaves employment with us. The benefit will be reduced by five percent for each year he or she begins receiving benefits prior to age 65. For example, a participant who leaves employment with us before reaching age 55 with at least five years of credited service may begin receiving benefits at age 55 equal to 50 percent of the normal retirement benefit and may begin receiving retirement benefits at age 65 on an unreduced basis.

If a participant is single, the benefit is paid as a life annuity. If a participant is married, the benefit is paid as a joint and 50 percent survivor annuity unless an optional form of payment is chosen.

Pension Equalization Plans and Pension Restoration Benefit

We also have a Grandfathered Pension Equalization Plan, a 2005 Pension Equalization Plan and a Pension Restoration Benefit. These are nonqualified supplemental plans, in which benefits are not tax deductible until paid. The plans are designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the Pension Plan, will approximate retirement benefits being paid by other employers to their employees in similar executive positions. The employee’s pension from the qualified pension plan is limited by the Internal Revenue Code. The 2014 pension limit was set at $210,000 annually and the compensation taken into account in determining contributions and benefits could not exceed $260,000 and could not include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans is not subject to these limits.

As a result of the change in the Pension Plan effective January 1, 2010, the benefits for certain officers (including Messrs. Cleberg, Evans, Helmers and Myers) under the Nonqualified Pension Plans were significantly reduced because the nonqualified benefit calculations were linked to the benefits earned in the Pension Plan. As a result, effective January 1, 2010, the Compensation Committee amended the Nonqualified Deferred Compensation Plan to provide non-elective nonqualified restoration benefits to those affected officers who were not eligible to continue accruing benefits under the Pension Plan and Nonqualified Pension Plans.

Grandfathered Pension Equalization Plan and 2005 Pension Equalization Plan. The Grandfathered Pension Equalization Plan provides the pension equalization benefits to each participant who had earned and vested benefits before January 1, 2005, and is not subject to the provisions of Section 409A of the Internal Revenue Code. The 2005 Pension Equalization Plan provides the pension equalization benefits to each participant that were earned and vested on or after January 1, 2005, and is subject to the provisions of Section 409A.

These plans have been frozen to new participants since 2002. A participant under the Grandfathered and 2005 Pension Equalization Plans does not qualify for benefits until the benefits become vested under a defined vesting schedule. A participant is fully vested after eight years of employment under the plan. Messrs. Emery and Helmers are fully vested participants in the Grandfathered and 2005 Pension Equalization Plans. Messrs. Cleberg, Evans and Myers are not participants in these plans.

The annual benefit is 25 percent of the employee’s average earnings, if salary was less than two times the Social Security Wage Base, or 30 percent, if salary was more than two times the Social Security Wage Base, multiplied by the vesting percentage. Average earnings are normally an employee’s average earnings for the five highest consecutive full years of employment during the ten full years of employment immediately preceding the year of calculation. The annual benefit is paid on a monthly basis for 15 years to each participating employee and, if deceased, to the employee’s designated beneficiary or estate, commencing at the earliest of death or when the employee is both retired and 62 years of age or more. A participant with vested benefits who is 55 years of age or older and who is no longer our employee may elect to be paid benefits beginning at age 55 or older, subject to a discount of such benefits according to the following schedule.

Age at Start of Payments	% of Benefit Payable	Age at Start of Payments	% of Benefit Payable
61	93.0%	57	69.7%
60	86.5%	56	64.8%
59	80.5%	55	60.3%
58	74.9%

Pension Restoration Benefit. In the event that at the time of a participant’s retirement, the participant’s salary level exceeds the qualified pension plan annual compensation limitation ($260,000 in 2014) or includes nonqualified deferred compensation, then the participant will receive an additional benefit, called a “Pension Restoration Benefit,” which is measured by the difference between (i) the monthly benefit which would have been provided to the participant under the Pension Plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and (ii) the monthly benefit to be provided to the participant under the Pension Plan. The Pension Restoration Benefit applies to all of the Named Executive Officers that have a Pension Benefit.

NONQUALIFIED DEFERRED COMPENSATION FOR 2014

We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility to participate in the plan is determined by the Compensation Committee and primarily consists of only corporate officers.

A summary of the activity in the plan and the aggregate balance as of December 31, 2014 for our Named Executive Officers is shown in the following table. Our Named Executive Officers received no withdrawals or distributions from the plan in 2014.

Name	Executive Contributions(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)
David R. Emery	—	—	—	—
Anthony S. Cleberg	$385,937	$186,185	$55,508	$1,328,860
Linden R. Evans	$—	$244,454	$61,403	$1,096,799
Steven J. Helmers	$—	$76,791	$17,584	$326,976
Robert A. Myers	$70,155	$149,520	$66,585	$906,779

(1)
Mr. Cleberg's contributions include $185,933 included in the Salary column and $200,004 in the Stock Awards column in the Summary Compensation Table for 2014 earnings. Mr. Myers' contributions of $70,155 are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for 2013 earnings.

(2)
Our contributions represent non-elective Supplemental Matching and Retirement Contributions and Supplemental Target Contributions (defined in the paragraph below) and are included in the All Other Compensation column of the Summary Compensation Table. The value attributed from each contribution type to each Named Executive Officer in 2014 is shown in the table below:

Name	Supplemental Matching Contribution	Supplemental Retirement Contribution	Supplemental Target Contribution	Total Company Contributions
David R. Emery	—	—	—	—
Anthony S. Cleberg	$24,103	$19,814	$142,268	$186,185
Linden R. Evans	$38,092	$27,390	$178,972	$244,454
Steven J. Helmers	$17,946	$19,709	$39,136	$76,791
Robert A. Myers	$15,704	$13,817	$119,999	$149,520

(3)
Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Mr. Cleberg's earnings include $5,747 for dividend equivalents earned on unvested restricted stock units that is included in the All Other Compensation column of the Summary Compensation Table.

(4)
Messrs. Cleberg’s, Evans’, Helmers’ and Myers’ aggregate balances at December 31, 2014 include $887,868, $637,867, $188,657 and $471,824, respectively, which are included in the Summary Compensation Table as 2014, 2013 and 2012 compensation.

Eligible employees may elect to defer up to 50 percent of their base salary and up to 100 percent of their Short-Term Incentive Plan award, including Company stock, and elect to defer restricted stock grants in the form of restricted stock units. In addition, the Nonqualified Deferred Compensation Plan was amended effective January 1, 2010 to provide certain officers whose Pension Plan benefit and Nonqualified Pension Plans’ benefits were frozen effective January 1, 2010, with non-elective supplemental matching contributions equal to 6 percent of eligible compensation in excess of the Internal Revenue Code limit plus matching contributions, if any, lost under the 401(k) Retirement Savings Plan due to nondiscrimination test results and provides non-elective supplemental age and service points-based contributions that cannot be made to the 401(k) Retirement Savings Plan due to the Internal Revenue Code limit (“Supplemental Matching and Retirement Contributions”). It also provides supplemental target contributions equal to a percentage of compensation that may differ by executive, based on the executive’s current age and length of service with us, as determined by the plans’ actuary (“Supplemental Target Contributions”). Messrs. Cleberg, Evans, Helmers and Myers received Supplemental Target Contributions of 21.5 percent, 20.0 percent, 7.0 percent and 23.0 percent, respectively.

The deferrals are deposited into hypothetical investment accounts where the participants may direct the investment of the deferrals (except for Company stock and restricted stock unit deferrals) as allowed by the plan. The investment options are the same as those offered to all employees in the 401(k) Retirement Savings Plan except for a fixed rate option, which was set at 3.92 percent in 2014. Investment earnings are credited to the participants’ accounts. Upon retirement, we will distribute the account balance to the participant according to the distribution election filed with the Compensation Committee. The participants may elect either a lump sum payment to be paid within 30 days of retirement (requires a six-month deferral for benefits not vested as of December 31, 2004), or annual or monthly installments over a period of years designated by the participant, but not to exceed 15 years. As of January 1, 2015, Messrs. Cleberg, Evans, Helmers and Myers are 100 percent vested in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our Named Executive Officers would be entitled upon termination of employment. Except for (i) certain terminations following a change in control (“CIC”) of us, as described below, (ii) pro-rata payout of incentive compensation and the acceleration of vesting of equity awards upon retirement, death or disability, and (iii) certain pension and nonqualified deferred compensation arrangements described under Pension Benefits for 2014 and Nonqualified Deferred Compensation for 2014 above, there are no agreements, arrangements or plans that entitle the Named Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreements to provide other payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee.

The amounts shown below assume that such termination was effective as of December 31, 2014, and thus include estimates of the amounts that would be paid out to our Named Executive Officers upon their termination. The table does not include amounts such as base salary, short-term incentives and stock awards that the Named Executive Officers earned due to employment through December 31, 2014 and distributions of vested benefits such as those described under Pension Benefits for 2014 and Nonqualified Deferred Compensation for 2014. The table also does not include a value for outplacement services because this would be a de minimis amount. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s separation from us.

		Cash Severance Payment	Incremental Retirement Benefit (present value)(2)	Continuation of Medical/ Welfare Benefits (present value)(3)	Acceleration of Equity Awards(4)	Total Benefits
David R. Emery
•	Retirement	—	—	—	$964,340	$964,340
•	Death or disability	—	—	—	$2,274,746	$2,274,746
•	Involuntary termination	—	—	—	—	—
•	CIC	—	—	—	$2,288,812	$2,288,812
•	Involuntary or good reason termination after CIC(1)	$4,090,320	$1,593,200	$109,800	$2,288,812	$8,082,132
Anthony S. Cleberg
•	Retirement	—	—	—	$361,930	$361,930
•	Death or disability	—	—	—	$833,137	$833,137
•	Involuntary termination	—	—	—	—	—
•	CIC	—	—	—	$847,496	$847,496
•	Involuntary or good reason termination after CIC(1)	$1,122,000	$601,447	$35,300	$847,496	$2,606,243
Linden R. Evans
•	Retirement	—	—	—	$362,372	$362,372
•	Death or disability	—	—	—	$1,364,297	$1,364,297
•	Involuntary termination	—	—	—	—	—
•	CIC	—	—	—	$1,378,215	$1,378,215
•	Involuntary or good reason termination after CIC(1)	$1,491,600	$696,672	$67,300	$1,378,215	$3,633,787
Steven J. Helmers
•	Retirement	—	—	—	$244,776	$244,776
•	Death or disability	—	—	—	$565,244	$565,244
•	Involuntary termination	—	—	—	—	—
•	CIC	—	—	—	$574,490	$574,490
•	Involuntary or good reason termination after CIC(1)	$968,600	$286,623	$31,100	$574,490	$1,860,813
Robert A. Myers
•	Retirement	—	—	—	$199,530	$199,530
•	Death or disability	—	—	—	$461,124	$461,124
•	Involuntary termination	—	—	—	—	—
•	CIC	—	—	—	$468,579	$468,579
•	Involuntary or good reason termination after CIC(1)	$904,400	$497,994	$31,200	$468,579	$1,902,173

(1)
The amounts reflected for involuntary or good reason termination after a change in control include the benefits a Named Executive Officer would receive in the event of a change in control as a sole event without the involuntary or good reason termination.

(2)
Assumes that in the event of a change in control, Mr. Emery will receive an additional three years of credited and vesting service and the other Named Executive Officers will receive an additional two years of credited and vesting service towards the benefit accrual under their applicable retirement plans. For Mr. Emery this would be the Pension Plan and Nonqualified Pension Plans. For Messrs. Cleberg, Evans, Helmers and Myers this would be the Retirement Contributions and Nonqualified Deferred Compensation contributions. The benefits will immediately vest and payments will commence at the earliest eligible date unless the executive has elected a later date for the nonqualified plans. This is age 55 for Messrs. Emery and Evans. Because Messrs. Cleberg, Helmers and Myers are ages 62, 58 and 57, respectively, they are already retiree eligible.

(3)
Welfare benefits include medical coverage, dental coverage, life insurance, short-term disability coverage and long-term disability coverage. The calculation assumes that the Named Executive Officer does not take employment with another employer following termination, elects continued welfare benefits until age 55 or, if later, the end of the two year benefit continuation period (three years for Mr. Emery) and elects retiree medical benefits thereafter. Retirement is assumed to occur at the earliest eligible date.

(4)
In the event of retirement, death or disability, the acceleration of equity awards represents the acceleration of unvested restricted stock/units and the assumed payout of the pro-rata share of the performance shares for the January 1, 2013 to December 31, 2015 and January 1, 2014 to December 31, 2016 performance periods. We assumed a 157 percent payout of the performance shares for the January 1, 2013 to December 31, 2015 performance period and a 51 percent payout of target for the January 1, 2014 to December 31, 2016 performance period based on our Monte Carlo valuations at December 31, 2014. In the event of retirement, all unvested restricted stock is forfeited.

In the event of a change in control or an involuntary or good reason termination after a change in control, the acceleration of equity awards represents the acceleration of unvested restricted stock/units and the payout of the pro-rata share of the performance shares calculated as if the performance period ended on December 31, 2014 for the January 1, 2013 to December 31, 2015 and January 1, 2014 to December 31, 2016 performance periods.

The valuation of the restricted stock was based upon the closing price of our common stock on December 31, 2014, and the valuation of the performance shares was based on the average closing price of our common stock for the last 20 trading days of 2014. Actual amounts to be paid out at the time of separation from us may vary significantly based upon the market value of our common stock at that time.

Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, he or his beneficiaries may be entitled to receive amounts earned during his term of employment. These include:

•	accrued salary and unused vacation pay;

•	amounts vested under the Pension Plan and Nonqualified Pension Plans;

•	amounts vested under the Nonqualified Deferred Compensation Plan; and

•	amounts vested under the 401(k) Retirement Savings Plan.

Payments Made Upon Retirement. In the event of retirement of a Named Executive Officer, in addition to the items identified above, he will also receive the benefit of the following:

•	a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and

•	a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon Death or Disability. In the event of death or disability of a Named Executive Officer, in addition to the items identified above for payments made upon termination, he will also receive the benefit of the following:

•	accelerated vesting of restricted stock and restricted stock units;

•	a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and

•	a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon a Change in Control. Our Named Executive Officers have change in control agreements that terminate November 15, 2016. The renewal of the change in control agreements is at the discretion of the Compensation Committee and the Board of Directors. The change in control agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason. In order to receive any payments under the agreements the Named Executive Officer must sign a waiver which includes a one-year non-competition clause and two-year non-solicitation and non-disparagement clauses.

A change in control is defined in the agreements as:

•
an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, any of our subsidiaries, or acquisition by an underwriter holding the securities in connection with a public offering thereof; or

•
members of our incumbent Board of Directors cease to constitute at least two-thirds of the members of the Board of Directors, with the incumbent Board of Directors being defined as those individuals consisting of the Board of Directors on the date the agreement was executed and any other directors elected subsequently whose election was approved by the incumbent Board of Directors; or

•	approval by our shareholders of:

-	a merger, consolidation, or reorganization;

-	liquidation or dissolution; or

-
an agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board of Directors membership, and transfers to subsidiaries or sale of subsidiaries; and

•	all regulatory approvals required to effect a change in control have been obtained and the transaction constituting the change in control has been consummated.

In the change in control agreements, a good reason for termination that triggers payment of benefits includes:

•	a material reduction of the executive’s authority, duties or responsibilities;

•	a reduction in the executive’s annual compensation or any failure to pay the executive any compensation or benefits to which he or she is entitled within seven days of the date due;

•	any material breach by us of any provisions of the change in control agreement;

•	requiring the executive to be based outside a 50-mile radius from his or her usual and normal place of work; or

•	our failure to obtain an agreement, satisfactory to the executive, from any successor company to assume and agree to perform under the change in control agreement.

Upon a change in control, the CEO will have an employment contract for a three-year period and the non-CEO executive will have an employment contract for a two-year period, but not beyond age 65 (“employment term”). During this employment term, the executive will receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and will also receive employment welfare benefits, pension benefits and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control. Annual compensation is defined to include amounts which are includable in the gross income of the executive for federal income tax purposes, including base salary, targeted short-term incentive, targeted long-term incentive grants and awards; and matching contributions or other benefits payable under the 401(k) Retirement Savings Plan; but exclude restricted stock awards, performance units or stock options that become vested or exercisable pursuant to a change in control.

If a Named Executive Officer’s employment is terminated prior to the end of the employment term by us for cause or disability, by reason of the Named Executive Officer’s death, or by the Named Executive Officer without good reason, the Named Executive Officer will receive all amounts of compensation earned or accrued through the termination date. If the Named Executive Officer’s employment is terminated because of death or disability, the Named Executive Officer or his beneficiaries will also receive a pro rata bonus equal to 100 percent of the target incentive for the portion of the year served.

If the CEO’s employment is terminated during the employment term (other than by reason of death) (i) by us other than for cause or disability, or (ii) by the CEO for a good reason, then the CEO is entitled to the following benefits:

•	all accrued compensation and a pro rata bonus (the same as the CEO or the CEO’s beneficiaries would receive in the event of death or disability discussed above);

•
severance pay equal to 2.99 times the CEO’s severance compensation defined as the CEO’s base salary and short-term incentive target on the date of the change in control; provided that if the CEO has attained the age of 62 on the termination date, the severance payment will be adjusted for the ratio of the number of days remaining to the CEO’s 65th birthday to 1,095 days;

•
continuation of employee welfare benefits for three years following the termination date unless the CEO becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the CEO or the CEO’s eligible dependents;

•
following the three-year period, the CEO may elect to receive coverage under the employee welfare plans of the successor entity at his then-current level of benefits (or reduced coverage at the CEO’s election) by paying the premiums charged to regular full-time employees for such coverage, and is eligible to continue receiving such coverage through the date of his retirement;

•
three additional years of service and age will be credited to the CEO’s retiree medical savings account and the account balance will become fully vested and he is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the three year continuation period;

•	three years of additional credited service under the 2005 Pension Equalization Plan, Pension Restoration Plan and Pension Plan; and

•	outplacement assistance services for up to six months.

If any non-CEO Named Executive Officer’s employment is terminated during the employment term (other than by death) (i) by us other than for cause or disability, or (ii) by the non-CEO for a good reason, then the non-CEO is entitled to the following benefits:

•	all accrued compensation and a pro rata bonus (the same as the non-CEO or the non-CEO’s beneficiaries would receive in the event of death or disability discussed above);

•
severance pay equal to two times the non-CEO’s severance compensation defined as the non-CEO’s base salary and short-term incentive target on the date of the change in control; provided that if the non-CEO has attained the age of 63 on the termination date, the severance payment shall be adjusted for the ratio of the number of days remaining to the non-CEO’s 65th birthday to 730 days;

•
continuation of employee welfare benefits for two years following the termination date unless the non-CEO becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the non-CEO or the non-CEO’s eligible dependents;

•
following the two-year period, the non-CEO may elect to receive coverage under the employee welfare plans of the successor entity at his then-current level of benefits (or reduced coverage at the non-CEO’s election) by paying the premiums charged to regular full-time employees for such coverage, and is eligible to continue receiving such coverage through the date of his retirement;

•
two additional years of service and age will be credited to the non-CEO’s retiree medical savings account and the account balance will become fully vested and the non-CEO is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the two year continuation period;

•	two years of additional credited service under the executives’ applicable retirement plans; and

•	outplacement assistance services for up to six months.

The change in control agreements do not contain a benefit to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986. The executive must sign a waiver and release agreement in order to receive the severance payment.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information as of December 31, 2014 with respect to our equity compensation plan, which is the 2005 Omnibus Incentive Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	351,941 (1)	$46.12 (1)	522,831 (2)
Equity compensation plans not approved by security holders	—	$—	—
Total	351,941	$46.12	522,831
_________________________

(1)
Includes 218,192 full value awards outstanding as of December 31, 2014, comprised of restricted stock units, performance shares and Director common stock units. The weighted average exercise price does not include the restricted stock units, performance shares or common stock units. In addition, 233,692 shares of unvested restricted stock were outstanding as of December 31, 2014, which are not included in the above table because they have already been issued.

(2)
Shares available for issuance are from the 2005 Omnibus Incentive Plan. The 2005 Omnibus Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock based awards.

Proposal 3

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

We are providing shareholders with an advisory, non-binding vote on the executive compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly shareholders will vote on approval of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

This vote is non-binding. The Board of Directors and the Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. At our 2014 annual meeting, shareholders owning 95 percent of the shares voted approved our executive compensation.

As described at length in the Compensation Discussion and Analysis section of this proxy statement, we believe our executive compensation program is reasonable, competitive and strongly focused on pay for performance. The compensation of our Named Executive Officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Our short-term incentive is tied to earnings per share targets that reward our executives when they deliver targeted financial results. Our long-term incentives are tied to market performance with 50 percent delivered in restricted stock and 50 percent delivered in performance shares. Entitlement to the performance shares is based on our total shareholder return over a three-year performance period compared to our peer group. Through stock ownership guidelines, equity incentives and clawback provisions, we align the interests of our executives with those of our shareholders and our long-term interests. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives who can drive financial and strategic growth objectives that are intended to enhance shareholder value. We believe that the 2014 compensation of our Named Executive Officers was appropriate and aligned with our 2014 results and positions us for long-term growth.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures to better understand the compensation of our Named Executive Officers.

The advisory resolution to approve executive compensation is non-binding. However, our Board of Directors will consider shareholders to have approved our executive compensation if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and broker non-votes will have no effect on such vote.

The Board of Directors recommends a vote FOR the advisory vote on executive compensation.

Proposal 4

APPROVAL OF THE BLACK HILLS CORPORATION
2015 OMNIBUS INCENTIVE PLAN

Our Board of Directors adopted, subject to shareholder approval, the Black Hills Corporation 2015 Omnibus Incentive Plan (the “2015 Plan”). If shareholder approval is obtained, the 2015 Plan will become effective as of the date of this Annual Meeting.
Equity-based incentive compensation is an important element of our executive compensation program. The purpose of the 2015 Plan is to provide a means whereby our employees and directors develop a sense of proprietorship and personal involvement in the development and financial success of Black Hills Corporation, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. It also provides a means through which we may attract and retain qualified employees upon whom the successful administration and management of the Company depends, and provide a means where they can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
The 2015 Plan will supersede and replace the 2005 Omnibus Incentive Compensation Plan (the “Prior Plan”), provided that the Prior Plan shall remain in effect until all awards granted under the Prior Plan have been exercised, forfeited, canceled, or have otherwise expired or terminated. No awards will be made under the Prior Plan if and when the 2015 Plan is approved by the shareholders.

The 2015 Plan contains the following best practices for equity-based compensation plans:

•
No Liberal Share Counting - The 2015 Plan expressly requires that: (i) settlement of a stock-settled stock appreciation rights (SARs) or broker-assisted “cashless” exercise of a stock option (or a portion thereof) shall reduce the number of shares available for grant by the entire number of shares subject to the award (or applicable portion thereof), even though a smaller number of shares will be issued upon such exercise; (ii) shares tendered or withheld to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation shall not again become available for grant; and (iii) shares purchased on the open market with cash proceeds generated by the exercise of an option shall not increase or replenish the number of shares available for grant.

•
Limitations on Repricing - The 2015 Plan expressly prohibits the Compensation Committee from repricing stock options and SARs, including through cancellation, exchange or buyout, without prior shareholder approval.

•
No Discounted Stock Options or SARs - The 2015 Plan expressly requires that all stock options and SARs be granted at an exercise price that is at least equal to 100 percent of the fair market value of the shares on the date of grant.

•
No Payment of Dividend Equivalents on Unearned Performance Awards - The 2015 Plan prohibits the payment of dividends or dividend equivalents awarded in connection with an award that vests based on the achievement of performance goals, unless and until the award is earned by satisfaction of the applicable performance goals.

•
No Liberal Change in Control Definition - The 2015 Plan contains a definition of change in control whereby potential acceleration of awards will only occur in the event of a qualifying change in control transaction.

•
Clawback Provision - The award agreement for any award granted under the 2015 Plan will provide for the recapture or clawback of all or any portion of the award to comply with Company policy or applicable law in effect on the date of the award agreement, including, but not limited to, the final rules issued under the Dodd-Frank Act.

•
Annual Limitation on Director Equity Awards - The 2015 Plan imposes a 10,000 share limit on nonemployee director awards unless the nonemployee director is serving as Chair of the Board then the limit is increased to 25,000; provided that in the plan year which an individual is first appointed or elected to the Board as a nonemployee director, such individual may be granted an award covering up to an additional 10,000 shares.

•	No Evergreen Provision - The 2015 Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.

The following is a summary of the principal features of the 2015 Plan. The summary is qualified by reference to the full text of the 2015 Plan which is attached to this proxy statement as Appendix B.

Summary of the Plan
Administration

The 2015 Plan provides for administration by a Committee designated by the Board of Directors whose members meet the definition of non-employee director and outside director. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee.

Shares Available

Shares to be issued under the 2015 Plan may be authorized but unissued shares of common stock or treasury stock. The maximum number of shares reserved for issuance under the 2015 Plan is 1,200,000, subject to certain share counting provisions described below. The closing price of a share of the Company's common stock on February 28, 2015 was $50.83

As of February 28, 2015, awards for 321,277 shares are outstanding under the Prior Plan, comprised of 133,749 stock options and 187,528 full value shares. The 133,749 stock options outstanding have a weighted average exercise price of $46.12 and a weighted average remaining life of 8.0 years. In addition, there are 214,685 shares of restricted stock outstanding that are already issued and are included in our total shares of common stock outstanding.

Share Counting

Any shares related to awards, including awards outstanding under the Prior Plan after February 28, 2015, which terminate by expiration, forfeiture or cancellation may be reused for subsequent awards. If the option price of any option granted under the 2015 Plan or the tax withholding requirements with respect to any award granted under the 2015 Plan is satisfied by tendering shares, the tendered shares shall not again become available for grant under the 2015 Plan. If a SAR is settled in stock, the full number of shares subject to the award will be counted against the 2015 Plan.

Eligibility

Persons eligible to participate in this Plan include all employees and Directors. We currently have approximately 2,100 employees and ten non-management Directors. The selection of participants from eligible employees and Directors is within the discretion of the Committee.

Term

The Plan has a term of ten years from the date of shareholder approval unless terminated earlier by the Committee.

Grants under the Plan

Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a covered employee. A covered employee means those persons specified in Section 162(m) of the Code - generally the CEO and the next three most highly compensated officers (other than the CFO). Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the Plan. Accordingly, with respect to any award to a covered employee that is designed to comply with the performance-based exception of Section 162(m) of the Code, the following limits shall apply to grants of such awards under the Plan. Shareholder approval of this proposal will constitute shareholder approval of these limitations for Section 162(m).

(a)    Stock Options. The maximum aggregate number of shares that may be granted in the form of Stock Options, pursuant to any award granted in any one fiscal year to any one single participant shall be 200,000 shares.

(b)    SARs. The maximum aggregate number of shares that may be granted in the form of SARs, pursuant to any award granted in any one fiscal year to any one single participant shall be 200,000 shares.

(c)    Restricted Stock or Restricted Stock Units. The maximum aggregate grant with respect to awards of Restricted Stock or Restricted Stock Units in any one fiscal year to any one participant shall be 100,000 shares.

(d)    Performance Units, Performance Shares or Cash-Based Awards. The maximum aggregate grant with respect to awards of Performance Shares made in any one fiscal year to any one participant shall be 50,000 shares. The maximum aggregate amount awarded with respect to Performance Units or Cash-Based Awards made in any one fiscal year to any one participant shall not exceed $2,000,000.

(e)    Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards in any one fiscal year to any one participant shall be 100,000 shares.

The performance goals upon which the payment or vesting of an award to a covered employee that is intended to qualify as performance-based compensation shall be limited to the following performance measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Safety performance;

(o)	Market share;

(p)	Customer satisfaction;

(q)	Working capital targets;

(r)	Internal rate of return or increase in net present value;

(s)	Dividends paid;

(t)	Price earnings ratio; and

(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any performance measure(s) may be used to measure the performance of the Company, subsidiary, and/or affiliate as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (j) above as compared to various stock market indices.

Stock Options. The Committee may grant incentive stock options as defined in Section 422 of the Code and nonqualified stock options. Options shall be exercisable for such prices, shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement, however the exercise price must be at least equal to 100 percent of the fair market value at the date of grant and the term shall not be longer than ten years, except in limited circumstances. The option price is payable in cash, by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, by cashless exercise or any combination of the foregoing. No option may be repriced, replaced, or regranted through cancellation without shareholder approval (except in connection with a corporate event or transaction that changes the Company’s capitalization, such as a stock dividend or a stock split).

Stock Appreciation Rights. The Committee may grant SARs with such terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. SARs granted under the Plan may be in the form of freestanding SARs, tandem SARs, or any combination of these forms of SARs. The grant price of a freestanding SAR shall be determined by the Committee and shall be specified in the award agreement, however, the grant price must be at least equal to 100 percent of the fair market value of a share on the date of grant and the term shall not be longer than ten years, except in limited circumstances. The grant price of tandem SARs shall equal the option price of the related option. SARs issued under the Plan may not be repriced, replaced, or regranted through cancellation without shareholder approval (except in connection with a corporate event or transaction that changes the Company’s capitalization, such as a stock dividend or a stock split).

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and as set forth in the SAR award agreement. A tandem SAR may be exercised only with respect to the shares of our common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of (a) the difference between the fair market value of a share on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised. Payment upon exercise shall be in shares.

Restricted Stock or Restricted Stock Units. Restricted Stock or Restricted Stock Units may be granted in such amounts and subject to the terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. Restricted Stock Units shall be similar to Restricted Stock except that no shares are actually awarded to the participant on the date of grant and they have no voting rights. The Committee may impose performance goals for Restricted Stock or Restricted Stock Units. The Committee may authorize the payment of dividends on the Restricted Stock and the accrual of dividends on the Restricted Stock Units during the restricted period.

Performance Units, Performance Shares and Cash-Based Awards. Performance Units, Performance Shares and Cash-Based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. The Committee shall set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of the Performance Units/Shares and Cash-Based Awards that will be paid out to the participant.

Participants shall receive payment of the value of Performance Units/Shares earned after the end of the performance period. Payment of Performance Units/Shares shall be made in cash, shares or a combination thereof that have an aggregate fair market value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee and the Committee may authorize the payment of dividend units with respect to dividends declared with respect to the shares.

Other Awards. The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions, as the Committee shall determine. Such awards may be based upon attainment of performance goals established by the Committee and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Termination of Employment or Board Service

Each award agreement shall set forth the participant’s rights with respect to each award following termination of employment with us or service on our Board of Directors.

Transferability

Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights shall be exercisable only by the participant. Notwithstanding the foregoing, an award may never be transferred for value.
Taxes

The Company has the right to require participants to satisfy minimum statutory taxes and permits participants to satisfy required withholding obligations through share withholding.

Award Information

The amount, type and terms of grants to be made under the Plan after the date of this proxy statement are not determinable at this time as they are within the discretion of Compensation Committee. The following table sets forth a summary of the grants made under the Prior Plan for the last three years.

	Shares of Restricted Stock and Restricted Stock Units Granted	Performance Shares Granted	Options Granted	Other Shares Granted

2014	99,000	44,000	81,000	6,000
2013	120,000	61,000	10,000	10,000
2012	151,000	64,000	—	7,000

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the 2015 Plan. This summary is based on our understanding of present income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If the participant receives a stock grant that is not subject to a substantial risk of forfeiture or if a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment and/or settlement of SARs, restricted stock units, performance units, performance shares or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the stock option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8 percent tax on net investment income.

Tax Consequences to the Company or Its Subsidiaries

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

The Board of Directors recommends a vote FOR the approval of the Black Hills Corporation 2015 Omnibus Incentive Plan.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2016 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by our Corporate Secretary in writing at our executive offices at 625 Ninth Street, Rapid City, South Dakota 57701, on or prior to November 20, 2015. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

Additionally, a shareholder may submit a proposal or director nominee for consideration at our 2016 annual meeting of shareholders, but not for inclusion of the proposal or director nominee in our proxy materials, if the shareholder gives timely written notice of such proposal in accordance with Article I, Section 9 of our Bylaws. In general, Article I, Section 9 provides that, to be timely, a shareholder’s notice must be delivered to our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Our 2015 annual meeting is scheduled for April 28, 2015. Ninety days prior to the first anniversary of this date will be January 29, 2016, and 120 days prior to the first anniversary of this date will be December 30, 2015. For business to be properly requested by the shareholder to be brought before the 2016 annual meeting of shareholders, the shareholder must comply with all of the requirements of Article I, Section 9 of our Bylaws, not just the timeliness requirements set forth above.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Shareholder Relations at the below address. Eligible shareholders of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to our shareholders at a shared address to which a single copy of the document was delivered.

Shareholder Relations
Black Hills Corporation
625 Ninth Street
Rapid City, SD 57701
(605) 721-1700

Please vote your shares by telephone, by the Internet or by promptly returning the accompanying form of proxy, whether or not you expect to be present at the annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2014, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written or oral request to Shareholder Relations, Black Hills Corporation, 625 Ninth Street, Rapid City, SD 57701, Telephone Number: (605) 721-1700. Our Annual Report on Form 10-K also may be accessed through our website at www.blackhillscorp.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015

Shareholders may view this proxy statement, our form of proxy and our 2014 Annual Report to Shareholders over the Internet by accessing our website at www.blackhillscorp.com. Information on our website does not constitute a part of this proxy statement.

By Order of the Board of Directors,
ROXANN R. BASHAM
Vice President – Governance and Corporate Secretary

Dated: March 19, 2015

(This page left blank intentionally.)

Appendix A
Reconciliation of Non-GAAP Financial Measures

	Year Ended Dec. 31,
	2014	2013	2009

EPS from continuing operations (GAAP)	$2.89	$2.61	$2.00
Adjustments, after-tax:
Unrealized gain on certain interest rate swaps	—	(0.44)	(0.94)
Costs associated with payment of Black Hills Wyoming Project Debt Settlement including settlement of interest rate swaps and write-off of deferred financing cost, net of interest savings	—	0.15	—
Financing costs relating to early repayment of $250 million bonds, net of interest savings(a)	—	0.13	—
Impairment of Oil and Gas assets	—	—	0.72
Partial sale of Wygen I to MEAN	—	—	(0.44)
Improved effective tax rate	—	—	(0.10)
Acquisition facility fee and integration expenses	—	—	0.14
Total adjustments	—	(0.16)	(0.62)
EPS from continuing operations, as adjusted (Non-GAAP)	$2.89	$2.45	$1.38

___________
(a) Financing costs include a make-whole premium, write-off of deferred financing costs and interest expense on the new debt.

•	18 percent growth in earnings per share from continuing operations, as adjusted, from 2013 to 2014

•	16 percent compound annual growth rate in earnings per share from continuing operations, as adjusted from 2009 to 2014

USE OF NON-GAAP FINANCIAL MEASURE
In addition to presenting our earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has provided non-GAAP earnings data reflecting adjustments for special items as specified in the GAAP to Non-GAAP adjustment reconciliation table above. Income (loss) from continuing operations, as adjusted, is defined as Income (loss) from continuing operations adjusted for expenses and gains that the company believes do not reflect the company’s core operating performance. The company believes that non-GAAP financial measures are useful to investors because the items excluded are not indicative of the company’s continuing operating results. The company’s management uses these non-GAAP financial measures as an indicator for planning and forecasting future periods. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of these Non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by other income and expenses that are unusual, non-routine or non-recurring.

A-1

(This page left blank intentionally.)

Appendix B

2015 Omnibus Incentive Plan
Black Hills Corporation
Effective April 28, 2015

As approved by the Board of Directors
on January 28, 2015

B-i

Black Hills Corporation
2015 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1    Establishment. Black Hills Corporation, a South Dakota corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Black Hills Corporation 2015 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2    Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.
1.4    Prior Plan. No further grants shall be made under the Prior Plan from and after the Effective Date of this Plan.
Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1
“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Awards” means an Award granted to a Participant as described in Article 9 herein.

2.8	“Change of Control” shall mean any of the following events:

(a)    The acquisition in a transaction or series of transactions by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, that for purposes of this Plan, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any Person pursuant to a transaction which complies with subsections (c)(i), (ii) and (iii);

(b)    Individuals who, as of December 31, 2014 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)    Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company, or a sale or other disposition of all or substantially all of the assets of the Company (each a “Business Combination”), unless, in each case, immediately following such Business Combination, all of the following have occurred: (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries) (the “Successor Entity”) (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with subsections (c)(i), (ii), and (iii) above.

(e)    A Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock as a result of the acquisition of common stock by the Company which, by reducing the number of shares of common stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock which increases the percentage of the then outstanding common stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)    A Change in Control shall not be deemed to occur unless and until all regulatory approvals required in order to effectuate a Change in Control of the Company have been obtained and the transaction constituting the Change in Control has been consummated.

2.9
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. All members of the Committee shall be independent in accordance with any applicable standards and/or regulations adopted by the New York Stock Exchange (or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed). If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to an Insider, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

2.11
“Company” means Black Hills Corporation, a South Dakota corporation, and any successor thereto as provided in Article 21 herein; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

2.12	“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m).

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14
“Disability” means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months, the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate. Any determination of Disability shall be made in accordance with the requirements of Code Section 409A. Any reference in the Plan or an Award Agreement to "disability" means a "Disability" as defined in the previous sentence.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16
“Employee” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18
“Fair Market Value” or “FMV” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.19	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.20	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23
“Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Nonemployee Director” means a Director who is not an Employee.

2.25
“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32
“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34
“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35
“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Black Hills Corporation 2015 Omnibus Incentive Plan.

2.39	“Plan Year” means the calendar year.

2.40	“Prior Plan” means the Black Hills Corporation 2005 Omnibus Incentive Compensation Plan dated May 25, 2005.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.43	“Share” means a Share of common stock of the Company, $1.00 par value per Share.

2.44
“Separation from Service” means (a) an Employee has terminated from employment, for whatever reason, with the Company and all of its Affiliates, or (b) a Director who is not an Employee has terminated his directorship with the Company for whatever reason. In each case, such term shall be construed to have the same meaning as the term "separation from service" under Code Section 409A.

2.45
“Specified Employee” means a Participant who is a "specified employee", as defined in Code Section 409A and as designated as such by the Company for the applicable identification period under code Section 409A.

2.46	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.47
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.48
“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.49
“Units” means a unit of measurement equivalent to one share of common stock, with none of the attendant rights of a shareholder of such share, (including among the rights which the holder of a Unit does not have are the right to vote such share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

Article 3. Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to this Plan and Maximum Awards

4.1    Number of Shares Available for Awards.

(a)
Maximum Shares Available Under the Plan. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan is 1,200,000. The 1,200,000 Shares include the number of Shares that were authorized but unissued under the Prior Plan as of February 28, 2015 (namely, 417,692 Shares). The Shares to be delivered under the Plan may consist, in whole or in part, of authorized, but unissued Shares or treasury stock not reserved for any other purpose.

(b)
Limit on ISOs. Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under this Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be one million two hundred thousand (1,200,000) Shares.

(c)
Subject to adjustment in Section 4.4 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued to Nonemployee Directors shall be two hundred thousand (200,000) Shares, and no Nonemployee Director may be granted an award covering more than ten thousand (10,000) Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to twenty-five thousand (25,000) Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional ten thousand (10,000) Shares (a “New Nonemployee Director Award”).

(d)
Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, Full Value Awards that are accelerated due to death, disability, retirement or upon a Change in Control shall not be included and/or subject to the five percent (5%) limit outlined above.

4.2    Share Counting.

(a)
If an Award (or any award outstanding under the Prior Plan after February 28, 2015) terminates, expires, or lapses for any reason, the number of Shares subject to such Award shall again become available for the grant under the Plan.

(b)	If an Award is settled in cash, the Shares used to measure the value of the award, if any, shall not reduce the Shares available for grant under the Plan.

(c)
The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of a stock option (or a portion thereof) shall reduce the Shares available for grant by the entire number of Shares subject to the Award (or applicable portion thereof), even though a smaller number of Shares will be issued upon such an exercise.

(d)	Dividend equivalents paid in stock shall reduce the number of Shares available for grant by the number of Shares used to satisfy such dividend equivalent.

(e)
Shares tendered or withheld to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award shall not again become available for grant under the Plan.

(f)	Shares purchased on the open market with cash proceeds generated by the exercise of an Option shall not increase or replenish the number of Shares available for grant under the Plan.

4.3    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000).

(c)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

(d)
Performance Units, Performance Shares or Cash-Based Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any Plan Year to any one Participant shall be fifty thousand (50,000) Shares. The maximum aggregate amount awarded with respect to Performance Units or Cash-Based Awards made in any Plan Year to any one Participant shall not exceed two million dollars ($2,000,000).

(e)
Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000).

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Code Section 422, where applicable.
Article 5. Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.
Article 6. Stock Options

6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Section 422). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.
6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the Committee may provide in the terms of a NQSO (either at grant or by subsequent modification) that, to the extent consistent with Section 409A, in the event that on the last business day of the term of a NQSO (i) the exercise of the NQSO is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the NQSO shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement. Notwithstanding the foregoing, for NQSOs granted to Participants outside the United States, the Committee has the authority to grant NQSOs that have a term greater than ten (10) years.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either:

(a)	in cash or its equivalent;

(b)
by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price and are free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares;

(c)	by a combination of (a) and (b); or

(d)	any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
Article 7. Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3    Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.6    Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
The payment upon SAR exercise shall be in Shares.

7.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.8    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8. Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Black Hills Corporation 2015 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Black Hills Corporation.
8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each

Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9. Performance Units, Performance Shares and Cash-Based Awards

9.1    Grant of Performance Units, Performance Shares, and Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units, Performance Shares, and/or Cash-Based Awards to Participants in such amounts and upon such terms as the Committee shall determine.
9.2    Value of Performance Units, Performance Shares, and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall equal the value of one Share. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units, Performance Shares or Cash-Based Awards that will be paid out to the Participant.
9.3    Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the value and number of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4    Form and Timing of Payment of Performance Units, Performance Shares, and Cash-Based Awards. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares or Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units, Performance Shares, or Cash-Based Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares, and/or Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units, Performance Shares, or Cash-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 10. Other Stock-Based Awards

10.1 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or Units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 11. Transferability of Awards

Transferability. Except as otherwise provided in a Participant’s Award Agreement, Awards may not be sold, transferred, pledged, assigned or other-wise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the foregoing, an Award may never be transferred for value (as defined in the General Instructions to Form S-8).
Article 12. Performance Measures

12.1 Performance Measures. For each Award of Performance-Based Compensation, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the performance goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the performance goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed.
The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Safety performance;

(o)	Market share;

(p)	Customer satisfaction;

(q)	Working capital targets;

(r)	Internal rate of return or increase in net present value;

(s)	Dividends paid;

(t)	Price earnings ratio; and

(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period:

(a)	Asset write-downs;

(b)	Litigation or claim judgments or settlements;

(c)	The effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

(d)	Any reorganization and restructuring programs;

(e)	Extraordinary, nonrecurring, or other items that are not indicative of on-going operations;

(f)	Acquisitions or divestitures; and

(g)	Foreign exchange gains and losses.

To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award of Performance-Based Compensation, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.
12.3 Adjustment of Performance-Based Compensation Payments. Award payments that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Award payments downward, either on a formula or discretionary basis or any combination, as the Committee determines.
12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13. Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chairman of the Board, and grant New Nonemployee Director Awards, as it shall from time to time determine.

Article 14. Dividends and Dividend Equivalents

The Committee may grant dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award except for Options and SARs. The dividends or dividend equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award vests; provided, however, a dividend or dividend equivalent awarded in connection with an award that vests based on the achievement of performance goals shall not be paid unless and until the award is earned by satisfaction of the applicable performance goals. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend equivalents shall be converted to cash or additional Shares by such formula and at such time as may be determined by the Committee.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.
Article 16. Rights of Participants

16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 17. Change of Control

The treatment of an Award upon the occurrence of a Change in Control shall be set forth in the Participant’s Award Agreement. If however, such treatment is not set forth in a Participant’s Award Agreement, the Board shall determine the treatment of all outstanding Awards upon a Change in Control of the Company.

Article 18. Amendment, Modification, Suspension, and Termination

18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs.

18.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 19. Withholding

19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 21. General Provisions

21.1 Forfeiture Events and Clawbacks.

(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

Notwithstanding any provision of the Plan to the contrary, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumers Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.
21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14 No Deferred Compensation. The Committee may permit deferrals of compensation pursuant to the Plan, or a separate plan, subplan or agreement, which meets the applicable requirements of Code Section 409A and the regulations and other authoritative guidance thereunder (collectively "Section 409A"). Additionally, to the extent any Award is subject to Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, including, without limitation to any Specified Employee, except as permitted by Section 409A.
To the extent applicable, the Plan is intended to comply with Section 409A and shall be interpreted accordingly. The Company reserves the right to amend or modify the Plan (and any Award Agreement hereunder) in good faith to the minimum extent necessary so that it can be administered in compliance with Section 409A. Any ambiguous provision will be construed in a manner that is compliant with, or exempt from, the application of Section 409A. If any provision of this Plan (or any Award Agreement hereunder) would cause the Participant to incur any additional tax or interest under Section 409A, the Company shall, after consulting with the Participant, reform such provision to comply with Section 409A to the extent permitted under Section 409A.
21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of South Dakota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of South Dakota, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.18 Indemnification. Subject to requirements of South Dakota law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the individual in connection with or resulting from any claim, action, suit, or proceeding to which the individual may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the individual in settlement thereof, with the Company’s approval, or paid by the individual in satisfaction of any judgment in any such action, suit, or proceeding against the individual, provided the individual shall give the Company an opportunity, at its own expense, to handle and defend the same before the individual undertakes to handle and defend it on the individuals own behalf, unless such loss, cost, liability, or expense is a result of the individuals own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

BLACK HILLS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 28, 2015

9:30 a.m., Local Time

The Dahl Arts Center
713 Seventh Street
Rapid City, SD 57701

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2014 Annual Report to Shareholders are available at www.blackhillscorp.com.

____________________________________________________________________________________________________

Black Hills Corporation
625 Ninth Street, Rapid City, SD 57701	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2015.

The undersigned hereby appoints David R. Emery, Steven J. Helmers and Richard W. Kinzley, and each of them, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, April 28, 2015, at The Dahl Arts Center, 713 Seventh Street, Rapid City, SD 57701, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith.

Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy in the envelope provided. If no directions are given, properly executed proxies will be voted in accordance with the Board of Directors' recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY #
VOTE BY INTERNET, TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Your phone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET/MOBILE — www.proxypush.com/bkh
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 27, 2015.

VOTE BY PHONE— 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 27, 2015.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors Recommends a Vote FOR the Nominees in Item 1 and FOR Items 2, 3 and 4.

			Vote FOR ☐	Vote WITHHELD ☐
1.	Election of Directors:	01 Michael H. Madison	all nominees	from all nominees
		02 Linda K. Massman	(except as marked)
03 Steven R. Mills

(Instructions: To cumulate votes for any indicated nominee, write the number of the nominee and the number of shares for such nominee in the box provided to the right.)

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP to serve as Black
Hills Corporation's independent registered public accounting firm for 2015.

		For	Against	Abstain
3.	Advisory resolution to approve executive compensation.

		For	Against	Abstain
4.	Approval of the Black Hills Corporation 2015 Omnibus Incentive Plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

Address change? Mark Box	☐
Indicate changes below:		Date ___________________________________________

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.